[LOGO]
ARAMARK
PROSPECTUS                                                      SPO 1999

                   ---------------------------------
                   |                               |
                   |        For employees of       |
                   |      ARAMARK CORPORATION      |
                   | and its subsidiaries who hold |
                   |  STOCK PURCHASE OPPORTUNITIES |
                   |       granted under the       |
                   |   ARAMARK OWNERSHIP PROGRAM   |
                   |                               |
                   ---------------------------------


    We are offering you an opportunity to participate in the ownership of ARAMARK through the purchase of ARAMARK stock.

    You can purchase shares of stock of ARAMARK by exercising purchase opportunities we grant you. The purchase price for these shares will equal the appraisal price for the stock at the time you receive the grant.

    You may pay for your shares by using one or more of three payment methods. We describe the eligibility requirements and the conditions for using each of these payment methods in this prospectus.

    Your ability to transfer stock that you purchase will be limited because ARAMARK's stock is not traded publicly and because you will be bound by the terms of a stockholders' agreement.

    This prospectus provides you with detailed information about stock purchase opportunities. In addition, you may obtain information about ARAMARK from documents that we file with the U.S. Securities and Exchange Commission. We encourage you to read this entire prospectus carefully.

                           -----------------

                SEE PAGE B-1 FOR FORMS AND INSTRUCTIONS.

                           -----------------

   NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER SECURITIES COMMISSION OR SIMILAR AUTHORITY OF ANY STATE OR COUNTRY HAS
     APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
        PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -----------------

            The date of this prospectus is December 1, 1999.

    You should not assume that the information contained in this prospectus is accurate as of any other date, and neither the delivery of this prospectus nor any sale made through its use shall create any implication to the contrary. This prospectus does not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is not authorized, or in any jurisdiction in which ARAMARK is not qualified to make such an offer or solicitation, or to anyone to whom it is unlawful to make such offer or solicitation.

                           TABLE OF CONTENTS

      Where You Can Find More Information ....................   2
      Prospectus Summary .....................................   3
      Frequently Asked Questions .............................   4
      The ARAMARK Ownership Program ..........................  22
      Description of Equity Securities .......................  23
      Experts ................................................  24
      Documents Incorporated by Reference ....................  24
      Annex A - Stockholders' Agreement ...................... A-1
      Annex B - Exercise Forms and Instructions .............. B-1


                  WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements, and other information with the U.S. Securities and Exchange Commission.
You may read and copy any reports, statements, or other information that we file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 800-SEC-0330 for further information about the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

    We have filed registration statements to register with the SEC the common stock to be issued when you exercise a purchase opportunity granted under the ARAMARK Ownership Program. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statements or in exhibits or amendments to the registration statements.

    Upon your request, we will provide to you without charge a copy of any or all of the documents to which we have referred, other than exhibits to those documents. You should direct written requests to ARAMARK Shareholder Services Group at First Union National Bank, 123 South Broad Street, MCPA 1328, Philadelphia, PA USA 19109 or telephone requests to 888-96-OWNER (888-966-9637).

    If you have not received a copy of our most recent annual report on Form 10-K, or if you have any questions about the ARAMARK Ownership Program or would like to obtain further information, you should write the ARAMARK Shareholder Services Group at First Union National Bank, 123 South Broad Street, MCPA 1328, Philadelphia, PA USA 19109 or call 888-96-OWNER (888-966-9637).

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|                                                                          |
|  EMPLOYEES BASED IN QUEBEC                                               |
|  ----------------------------------------------------------------------  |
|      En signant le formulaire d'exercice d'option, je confirme mon       |
|  souhait expres que tous les documents, certificts, avid et conventions  |
|  directement ou indirectement, relies a l'acquisition de valeurs         |
|  mobilieres d'ARAMARK (incluant le formulaire d'exercice d'option) et    |
|  tous les documents qui y sont integres par renvoi (incluant la          |
|  convention entre actionnaires) soient rediges en langue anglaise.       |
|                                                                          |
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    ARAMARK Corporation is a Delaware corporation with its principal offices located at ARAMARK Tower, 1101 Market Street, Philadelphia, PA
19107 (215-238-3000). When we use the word "ARAMARK," we are referring to ARAMARK Corporation, to the subsidiary for which you work, or to ARAMARK Corporation and its subsidiaries collectively, as the context requires.

                           PROSPECTUS SUMMARY

    This summary highlights selected information and may not contain all of the information that is important to you. Before you make a decision to invest in ARAMARK, you should read carefully this entire prospectus, ARAMARK's most recent annual report on Form 10-K, and the documents to which we have referred. See "Where You Can Find More Information."


                              THE COMPANY

    ARAMARK is a world leader in managed services, including food and support services, uniform and career apparel, and educational resources.


                     THE ARAMARK OWNERSHIP PROGRAM

    The ARAMARK Ownership Program provides you with an opportunity to purchase shares of ARAMARK.

    Under the program you received a Stock Purchase Opportunity (SPO) that entitles you to purchase 200 shares at a fixed price per share.

    Your grant certificate sets forth the exercise periods when you may purchase shares. The purchase price per share is the appraisal price at the time your purchase opportunity is granted.

    During the exercise period, you may purchase up to the number of shares granted to you, or you may choose not to purchase shares. Any portion of your SPO you do not exercise during its exercise period may be exercised during the next two exercise periods.


                        STOCKHOLDERS' AGREEMENT

    All management stockholders are parties to a stockholders' agreement. By purchasing shares under the program, you will be agreeing to be bound by the terms of the stockholders' agreement.

    The terms of the stockholders' agreement limit your ability to transfer your shares. In addition, upon your termination of employment, ARAMARK generally would, but is not required to, repurchase your shares.

    We have included a copy of the stockholders' agreement as Annex A to this prospectus.


                         HOW TO PURCHASE SHARES

To purchase shares under the program you must

    o complete the appropriate exercise forms (see page B-1) and
    o pay the purchase price for the shares plus the amount of taxes required to be withheld (as computed on the exercise form).
    o you may use the precalculated exercise form provided with this prospectus.


                         PAYMENT FOR THE SHARES

    You may pay for your shares, including any applicable withholding taxes, by one or more of the following methods:

    o borrowing from a bank or other lender.
    o selling ARAMARK shares that you already own.
    o using personal savings or other personal funds.

    We describe the eligibility requirements and the conditions for using each of these payment methods in this prospectus.

                    FREQUENTLY ASKED QUESTIONS (FAQ)

    To assist you in better understanding purchase opportunities and the ARAMARK Ownership Program, we have answered certain frequently asked questions. For more complete answers to your questions, you should read the text of the stockholders' agreement, to which we refer, attached as Annex A to this prospectus. For your convenience, we have grouped the questions and answers by topic.

TOPIC                                                        Q/A NOS.
-----                                                        --------
GENERAL .....................................................  1 -  4

STOCK PURCHASE OPPORTUNITIES
    General .................................................  5 - 12
    Stock Purchase Opportunities (SPOs) ..................... 13 - 19

HOW TO PURCHASE AND PAY TAXES DUE
    General ................................................. 20 - 27
    Borrowing ...............................................      28
    Sale of Currently-Owned Shares .......................... 29 - 30

STOCK OWNERSHIP
    General ................................................. 31 - 34
    Transferring Shares ..................................... 35 - 38
    Pledging Shares ......................................... 39 - 41
    Appraisal Price ......................................... 42 - 47

SALES WHILE EMPLOYED
    General ................................................. 48 - 50
    Internal Market .........................................      51
    Emergency Buy-Back Program ..............................      52
    Offer-to-Sell ...........................................  53- 54

SALES UPON TERMINATION OF EMPLOYMENT
    General ................................................. 55 - 61
    Stock Repurchase Policy ................................. 62 - 64
    Installment Notes ....................................... 65 - 67


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|                                                                         |
|  EMPLOYEES BASED IN COUNTRIES OTHER THAN THE UNITED STATES              |
|  -------------------------------------------------------------------    |
|      THE LAWS OF YOUR COUNTRY MAY DIFFER FROM U.S. LAWS IN WAYS THAT    |
| AFFECT THE STOCK PURCHASE OPPORTUNITIES AND THE ARAMARK OWNERSHIP       |
| PROGRAM.  ALTHOUGH THE ANSWERS TO MOST OF THE FOLLOWING QUESTIONS       |
| GENERALLY APPLY TO EMPLOYEES BASED IN COUNTRIES OTHER THAN THE U.S.,    |
| AS WELL AS U.S. BASED EMPLOYEES, WE CHANGED THE ANSWERS TO QUESTIONS    |
| AND ADDED QUESTIONS AND ANSWERS TO REFLECT THE APPLICATION OF YOUR      |
| COUNTRY'S TAX AND SECURITIES LAWS.  WE IDENTIFY THESE QUESTIONS AND     |
| ANSWERS BY SHADING.  YOU SHOULD READ THESE IN CONJUNCTION WITH THE      |
| UNSHADED, GENERALLY APPLICABLE INFORMATION TO WHICH THEY RELATE.        |
|                                                                         |
|      THE APPLICATION OF YOUR COUNTRY'S LAWS TO THE VARIOUS ASPECTS      |
| OF THE ARAMARK OWNERSHIP PROGRAM CAN BE COMPLEX AND CAN PRODUCE         |
| UNINTENDED RESULTS.  WE HAVE HAD THE ARAMARK OWNERSHIP PROGRAM AND      |
| THESE QUESTIONS AND ANSWERS REVIEWED BY LEGAL AND TAX ADVISORS FROM     |
| THE JURISDICTIONS INDICATED.  HOWEVER, WE CANNOT GUARANTY THE           |
| ACCURACY OF THE ANSWERS OR THEIR APPLICABILITY TO YOUR PERSONAL         |
| SITUATION.  YOU ARE URGED TO CONSULT LEGAL AND TAX ADVISORS FAMILIAR    |
| WITH YOUR COUNTRY'S LAWS.                                               |
|                                                                         |
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                                   4

GENERAL

1.  Q: WHAT IS ARAMARK CORPORATION?

    A: ARAMARK Corporation, through its subsidiaries, provides and manages services, including food and support services, uniform and career apparel, and educational resources.

       ARAMARK is an employee-owned company: Management employees own more than 70% of the equity of ARAMARK, and employee benefit plans own an additional 18% of the equity.

2. Q: WHAT IS THE ARAMARK OWNERSHIP PROGRAM?

   A: The ARAMARK Ownership Program is the name used generally to describe the various documents, practices, and policies under which ARAMARK provides selected management and other key employees opportunities to participate in the ownership of ARAMARK.

      The program consists of

      o our restated certificate of incorporation and stockholders' agreement, which govern the rights of ARAMARK stockholders generally,

      o the Combined Stock Ownership Plan and the other ownership and option plans, which govern the grants of purchase opportunities, and

      o the various ARAMARK practices and policies, such as the internal market, the emergency buyback program, the deferred payment program, and the stock repurchase policy.

3. Q: WHO ADMINISTERS THE ARAMARK OWNERSHIP PROGRAM?

   A: Generally, the Corporate Compensation and Benefits
      Department, under the direction of the Human Resources, Compensation and Public Affairs Committee of the board of directors, administers the program. (See section 3.03 of the stockholders' agreement) Unless they conflict with or are prohibited by the specific terms of the stockholders' agreement, ARAMARK's ownership and option plans, or specific grant certificates,

      o decisions and interpretations of the committee, or of the department, regarding the program are final and binding on all participants; and

      o the committee may amend, modify, discontinue, or vary the terms of the program at any time for all transactions generally or for any specific transaction.

4. Q: WHAT CHANGES HAVE BEEN MADE TO THE ARAMARK OWNERSHIP
      PROGRAM SINCE THE LAST ANNUAL EXERCISE PERIOD?

   A: We list below the most significant change.

      o Stock repurchase policy. We improved the payment terms under the stock repurchase policy. (see Question 64)

   ----------------------------------------------------------------------
   |  EMPLOYEES BASED IN BELGIUM:                                       |
   | o Receipt of new grant a taxable event. We understand that, | | under recently enacted Belgian income tax laws, the receipt of |
   |    a new purchase opportunity grant after January 1, 1999, is a    |
   |    taxable event.  (See Question 11)                               |
   ----------------------------------------------------------------------


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STOCK PURCHASE OPPORTUNITIES
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-- GENERAL
-------------------------------------------------------------------------
 5. Q: WHAT IS A STOCK PURCHASE OPPORTUNITY?

    A: Stock purchase opportunities allow selected management employees to participate in the ownership of ARAMARK on favorable terms. Specifically, your stock purchase opportunity entitles you to purchase a specific number of shares of ARAMARK common stock at a fixed price per share. A stock purchase opportunity is sometimes called a stock option.

       Your grant certificate sets the terms of your purchase opportunity.

 6. Q: HOW DOES ARAMARK AWARD STOCK

       PURCHASE OPPORTUNITIES?

    A: The board of directors (or the committee), upon the advice and recommendation of senior management, approves the grant of opportunities to selected management employees. ARAMARK then makes the grant by delivering to you a grant certificate that sets the terms of your purchase opportunity. A grant certificate is sometimes called an option certificate.

       Individual grants are generally made in connection with hires, promotions, and other forms of recognition of performance.

 7. Q: ARE THE SHARES OF COMMON STOCK BEING OFFERED THE SAME
       AS THE SHARES OWNED BY CURRENT MANAGEMENT INVESTORS?

    A: Yes, they are shares of class B common stock with the same rights and obligations to which current management investors are subject under the stockholders' agreement.

 8. Q: AM I OBLIGATED TO PURCHASE SHARES?

    A: No. Any exercise of all or any portion of your purchase opportunity by you is strictly voluntary.

 9. Q: WHAT IS THE PURCHASE PRICE PER SHARE?

    A: We set the price per share at the time we grant the purchase opportunity. The grant price per share appears on your grant certificate and represents the appraisal price based on the most recent available independent appraisal at the time of grant. The grant price is sometimes called the exercise price.

       If the appraisal price has increased since the grant date, your purchase opportunity will allow you to purchase shares at a price below the current appraisal price.

10. Q: IS MY PURCHASE OPPORTUNITY ADJUSTED IN THE EVENT OF
       A COMMON STOCK DIVIDEND, SPLIT, REORGANIZATION, MERGER, OR THE
       LIKE?

    A: In such cases your purchase opportunity will be equitably adjusted, if appropriate, as determined by the committee.

       For unexercised purchase opportunities granted prior to September 1, 1998, the grant price per share has been divided by three, and the number of shares subject to the purchase opportunity has been multiplied by three, as a result of the three-for-one stock split declared as of that date. We annually distribute statements with the terms of each holder's purchase opportunities, adjusted if appropriate, for activity since the prior statement.

11. Q: WILL I OWE ANY TAXES WHEN I AM GRANTED A PURCHASE
       OPPORTUNITY?

    A: No. All outstanding purchase opportunities are nonqualified options for U.S. income tax purposes. Under current U.S. tax laws, being granted a purchase opportunity is not a taxable event.

   ----------------------------------------------------------------------
   |   EMPLOYEES BASED IN COUNTRIES OTHER THAN BELGIUM:                 |
   |                                                                    |
   |      We understand that under current income tax laws, at the time |
   |      of grant you will not recognize any taxable income.           |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   EMPLOYEES BASED IN BELGIUM:                                      |
   |                                                                    |
   |      We understand that, under current Belgian income tax laws:    |
   |                                                                    |
   |      o for purchase opportunities granted before January 1, 1999,  |
   |        no income will be recognized by the employee at time of     |
   |        grant; and                                                  |
   |                                                                    |
   |      o for purchase opportunities granted after January 1,         |
   |        1999, the receipt of a grant is a taxable event and         |
   |        will subject you to tax.  You may avoid the tax by          |
   |        refusing to accept the grant within 60 days after it        |
   |        is made.  If you do not decline a grant, tax                |
   |        liability for that grant arises on the earlier of (1)       |
   |        the date you exercise any part of that grant or (2)         |
   |        60 days after the grant is made.  As of that time you       |
   |        will owe tax equal to 15% of the grant price of the         |
   |        purchase opportunities.  If any of the purchase             |
   |        opportunities can be exercised more than 5 years and        |
   |        60 days after the grant date, an additional 1% tax on       |
   |        the grant of those purchase opportunities will be           |
   |        imposed.  ARAMARK understands that no tax withholding       |
   |        would be required at the time of grant.  You can            |
   |        obtain more information from the local ARAMARK              |
   |        representative shown in the mailing instructions.           |
   |        You should obtain additional information and advice         |
   |        from your tax advisor.                                      |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   Employees based in countries other than the                      |

   |   U.S.:                                                            |
   |                                                                    |
   |   12. Q: Is there any U.S. dollar exchange risk in investing       |
   |          in ARAMARK common stock?                                  |
   |                                                                    |
   |       A: Yes. Because the shares are valued in U.S. dollars,       |
   |          the currency exchange risk is borne by the employee.      |
   |          Generally, this exchange risk represents the change in    |
   |          your country's currency as compared to the U.S. dollar    |
   |          between the dates of purchase of the shares and the       |
   |          sale of the shares.                                       |
   ----------------------------------------------------------------------

-------------------------------------------------------------------------
--STOCK PURCHASE OPPORTUNITIES (SPOS)
-------------------------------------------------------------------------

13. Q: WHEN CAN I EXERCISE MY SPO AND PURCHASE SHARES?

    A: You may exercise your SPO only during the periods set forth on your certificate. There is no minimum or maximum number of shares you must purchase during an exercise period. Generally, you may exercise SPOs approximately three years after they are issued and they remain exercisable for two more years. The typical exercise period is December 15 - January 15 of each year. You should refer to your grant certificate for the exercise periods applicable to your SPO.

14. Q: CAN I EXERCISE A SPO PRIOR TO ITS EXERCISE PERIOD?

    A: No. You may purchase shares only during the designated exercise period.

15. Q: HOW MANY SHARES CAN I PURCHASE?

    A: 200 shares.

       For unexercised SPOs granted prior to September 1, 1998, the number of shares has been multiplied by three as a result of the three-for-one stock split declared as of that date. We annually distribute statements with the terms of each holder's purchase opportunities, adjusted if appropriate, for activity since the prior statement.

16. Q: DO I HAVE TO PURCHASE ALL OF THE SHARES COVERED BY MY
       GRANT AT ONCE?

    A: No. You can "pass" during an exercise period and choose not to purchase any shares. Or you can spread your purchase out, buying in 100-share increments during any of the three exercise periods listed in your grant certificate.
       You can even wait until the last exercise period to purchase all of the shares.

17. Q: WILL I FORFEIT ANY SHARES IF I "PASS" DURING AN
       EXERCISE PERIOD?

    A: No. For example, if you choose not to purchase shares during the first or second exercise period, the entire grant would still be available for you to purchase during the last exercise period.

18. Q: WILL IT COST MORE MONEY IF I WAIT?

    A: Your purchase price always remains at the grant price per share stated in your grant certificate - even if you wait until the last purchase period, and no matter what the appraisal price is at that point. If, however, the stock's price appreciates before you exercise in the future, you may have to pay more tax as a result of the later exercise. You should discuss this with your financial or tax adviser.

19. Q: WHAT IF MY EMPLOYMENT IS TERMINATED?

    A: Your entire remaining unexercised SPO is canceled if your employment with ARAMARK and its subsidiaries, or any entity designated by the board of directors in which ARAMARK continues to own an equity interest, is terminated for any reason.

       You will, however, be able to exercise your SPO for 90 days after your employment terminates (but not after your SPO expires) to buy those shares that were exercisable during the exercise period preceding your termination.

       For example, if you could exercise your SPO in the upcoming exercise period but choose not to, then, if your employment is terminated in the future, you could exercise your SPO (but not after your SPO expires).

       You will own any shares you purchased through any prior exercises. However, all of the shares you own will be subject to ARAMARK's right to repurchase set forth in the stockholders' agreement.

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HOW TO PURCHASE AND PAY TAXES DUE
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-- GENERAL
-------------------------------------------------------------------------

20. Q: HOW DO I PURCHASE SHARES OF COMMON STOCK?

    A: To exercise your purchase opportunity and purchase shares, you must deliver to ARAMARK

       o your properly completed exercise forms and

       o payment of the correct purchase price in U.S. dollars plus the aggregate amount of applicable taxes required to be withheld or collected.

       o you may use the precalculated exercise form provided with this prospectus.

       You must deliver these items to our Philadelphia address shown in the mailing instructions before the last day of the exercise period. Instructions for computing taxes required to be withheld are included on the exercise forms.

   ----------------------------------------------------------------------
   |   EMPLOYEES BASED IN COUNTRIES OTHER THAN THE U.S.                 |
   |   AND CANADA:                                                      |
   |                                                                    |
   |      To exercise your purchase opportunity and purchase shares,    |
   |      you must deliver to ARAMARK                                   |
   |                                                                    |
   |      o your properly completed exercise forms and                  |
   |                                                                    |
   |      o payment of the correct purchase price in your own country's |
   |        currency plus the aggregate amount of applicable taxes      |
   |        required to be withheld or collected.                       |
   |                                                                    |
   |      You must deliver these items to the local ARAMARK address     |
   |      shown in the mailing instructions before the last day of the  |
   |      exercise period.  Instructions for computing the purchase     |
   |      price and the taxes required to be withheld are included      |
   |      on the exercise form.                                         |
   |                                                                    |
   |      Withholding tax on your exercise will be paid to the          |
   |      appropriate taxing authority, and your payroll and tax        |
   |      records will be updated for the exercise by the ARAMARK       |
   |      subsidiary company for which you work.                        |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |      As in prior years, the check you send to exercise your        |
   |      opportunities should be drawn in U.S. dollars and should      |
   |      be sent to the Philadelphia address shown in the mailing      |
   |      instructions.                                                 |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   SPAIN BASED EMPLOYEES:                                           |
   |                                                                    |
   |      As well as completing the exercise forms, we understand       |
   |      that you will be required to complete form MC-10A and         |
   |      file it with the Directorate for Foreign Investments          |
   |      and Commercial Transactions.                                  |
   |                                                                    |
   |      In addition, if the aggregate purchase price for the          |
   |      purchase opportunities that you are exercising is more        |
   |      than 1,000,000 ptas.  (including required withholding),       |
   |      then you are also required to complete form B3 and file       |
   |      it with your employer.                                        |
   |                                                                    |
   |      If the aggregate purchase price for the purchase              |
   |      opportunities that you are exercising is more than            |
   |      500,000 ptas.  (including required withholding) and you       |
   |      are obtaining all or part of the purchase price from a        |
   |      bank, then you must notify the bank of the details of         |
   |      the transaction.                                              |
   |                                                                    |
   |      Copies of the required forms and form of notification         |
   |      are available from the local ARAMARK address shown in         |
   |      the mailing instructions.  If you complete and forward        |
   |      these government required forms along with your               |
   |      completed exercise forms and payment, then ARAMARK will       |
   |      file the completed forms on your behalf.                      |
   ----------------------------------------------------------------------

21. Q: HOW DO I MAKE PAYMENT FOR THE PURCHASE PRICE?

    A: You may be eligible to use one or more of the following means to pay for your shares:

       o  Borrowing from a bank or other lender (see Question 28).

       o  Selling ARAMARK shares that you already own (see Questions
          29 and 30).

       o  Using personal savings or other personal funds.

       We describe the eligibility requirements and the conditions for using each of these payment methods in this prospectus.

22. Q: WHAT TAXES WILL I OWE WHEN I EXERCISE A PURCHASE OPPORTUNITY?

    A: When you exercise a purchase opportunity, if the appraisal price is higher than the exercise price, the difference is considered ordinary taxable income.

       We are required to withhold or collect taxes at the time of the exercise. These taxes include a required 28% for U.S.
       income taxes, plus appropriate social security taxes and applicable state income and unemployment taxes.

       Based on present law, we collect and apply toward these taxes an amount equal to 38% of the difference between the exercise price and appraisal price.

       You may owe additional tax as a result of this exercise. You should discuss your particular situation with your tax advisor.

   ----------------------------------------------------------------------
   |   BELGIUM BASED EMPLOYEES:                                         |
   |                                                                    |
   |   We understand that, under current Belgian income tax laws:       |
   |                                                                    |
   | o for purchase opportunities granted before January 1, 1999, | | upon exercise of a purchase opportunity, you must treat as |
   |     taxable income the excess of the appraisal price over the      |
   |     exercise price; and                                            |
   |                                                                    |
   | o for purchase opportunities granted after January 1, 1999, | | no income will be recognized by the employee upon exercise |
   |     of a purchase opportunity.  Tax in that case would be          |
   |     imposed as of the time a purchase opportunity is granted.      |
   |     (See Question 11)                                              |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that, under current Canadian federal income tax    |
   |   laws:                                                            |
   |                                                                    |
   |   o upon exercise of a purchase opportunity, the employee must     |
   |     treat as a taxable benefit from employment the excess of       |
   |     the appraisal price over the exercise price;                   |
   |                                                                    |
   |   o the employee may be entitled to deduct one quarter of the      |
   |     benefit in computing taxable income; and                       |
   |                                                                    |
   |   o if your cost basis in ARAMARK stock, combined with that of     |
   |     any other "specified foreign property" you own exceeds         |
   |     C$100,000 at any time during a year, you are required to       |
   |     file Form T1135, "Foreign Income Verification Statement",      |
   |     with Revenue Canada.  You are urged to discuss with your       |
   |     tax advisor whether this requirement applies to you.           |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CZECH REPUBLIC BASED EMPLOYEES:                                  |
   |                                                                    |
   |   We understand that under current Czech income tax laws, upon     |
   |   exercise of a purchase opportunity, you must treat as            |
   |   employment type income the excess of the appraisal price         |
   |   over the exercise price.                                         |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   GERMANY BASED EMPLOYEES:                                         |
   |                                                                    |
   |   We understand that under current German income tax laws:         |
   |                                                                    |
   | o upon exercise of a purchase opportunity, you must treat as | | taxable income the excess of the appraisal price over the |
   |     exercise price; and                                            |
   |                                                                    |
   |   o if the spread does not exceed one half of the appraisal        |
   |     price and is less than DM300, the entire spread may be         |
   |     excluded from income, provided you hold the shares for at      |
   |     least six years.                                               |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   MEXICO BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that under current Mexican income tax laws,        |
   |   upon exercise of a purchase opportunity, you must treat as       |
   |   taxable compensation from labor the excess of the                |
   |   appraisal price over the exercise price.  This amount will       |
   |   be subject to income tax plus appropriate social security        |
   |   taxes.                                                           |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   SPAIN BASED EMPLOYEES:                                           |
   |                                                                    |
   |   We understand that under current Spanish income tax laws,        |
   |   upon exercise of a purchase opportunity, you must treat as       |
   |   taxable salary compensation in kind the excess of the            |
   |   appraisal price over the exercise price.  For exercises of       |
   |   purchase opportunities more than two years after the             |
   |   opportunities were granted, the resulting spread is              |
   |   treated as irregular taxable salary compensation in kind.        |
   |   ARAMARK understands that 30% of irregular taxable salary         |
   |   compensation in kind may be excludable from taxation.            |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   UNITED KINGDOM BASED EMPLOYEES:                                  |
   |                                                                    |
   |   We understand that under current United Kingdom income tax       |
   |   laws, upon exercise of a purchase opportunity, you must          |
   |   treat as taxable income the excess of the appraisal price        |
   |   over the exercise price.                                         |
   ----------------------------------------------------------------------

23. Q: WILL ARAMARK REPORT THE TAXABLE INCOME

       THAT I REALIZE UPON THE EXERCISE OF MY PURCHASE
       OPPORTUNITY?

    A: For U.S. based employees, the taxable income and the taxes withheld will be reported to the IRS on your W-2 form for the year in which the purchase occurs. The purchase occurs at the time we receive and process your completed exercise forms and your purchase price payment.

       For example, if we receive your exercise forms and purchase price payment in December 1999, we will report the taxable income and the taxes collected on your W-2 form for 1999;
       and if we receive them in January 2000, we will report the taxable income and the taxes collected on your W-2 form for 2000. You may wish to consult with your tax advisor when considering the time, within an exercise period, to exercise a purchase opportunity.

   ----------------------------------------------------------------------
   |   BELGIUM BASED EMPLOYEES:                                         |
   |                                                                    |
   |   If you exercise a purchase opportunity that was granted before   |
   |   January 1, 1999, then we will report any taxable income          |
   |   and any taxes withheld on your salary slip (281.10) and          |
   |   summary form (325.10) for the year in which the purchase         |
   |   occurs.                                                          |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |   If you exercise a purchase opportunity, then we will report any  |
   |   taxable income and any available one-quarter deduction to        |
   |   Revenue Canada on a T-4 form for the year in which the           |
   |   purchase occurs.  Reporting to provincial tax authorities        |
   |   will also be made, as required.                                  |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CZECH REPUBLIC BASED EMPLOYEES:                                  |
   |                                                                    |
   |   If you exercise a purchase opportunity, then we will report to   |
   |   the financial authorities the taxable income derived from        |
   |   employment and any taxes withheld for the year in which          |
   |   the purchase occurs.                                             |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   GERMANY BASED EMPLOYEES:                                         |
   |                                                                    |
   |   If you exercise a purchase opportunity, then we will report      |
   |   the taxable income and any taxes withheld on your wage tax       |
   |   card for the year in which the purchase occurs.                  |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   MEXICO BASED EMPLOYEES:                                          |
   |                                                                    |
   |   If you exercise a purchase opportunity, then we will report      |
   |   the taxable income and any taxes withheld for the year in        |
   |   which the purchase occurs.                                       |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   SPAIN BASED EMPLOYEES:                                           |
   |                                                                    |
   |   If you exercise a purchase opportunity, then we will report      |
   |   the taxable salary compensation and any taxes withheld for the   |
   |   year in which the purchase occurs.                               |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   UNITED KINGDOM BASED EMPLOYEES:                                  |
   |                                                                    |
   |   If you exercise a purchase opportunity, then we will report      |
   |   the details of the transaction to the Inland Revenue.            |
   ----------------------------------------------------------------------

24. Q: HOW DO I COMPUTE THE AMOUNT OF WITHHOLDING TAX I MUST
       DEPOSIT WITH ARAMARK WHEN EXERCISING A PURCHASE
       OPPORTUNITY?

    A: A portion of the exercise form guides you through the computation of the estimated amount to be withheld or collected to cover applicable taxes. We included the exercise form in this prospectus as Annex B.

25. Q: HOW ARE ESTIMATED WITHHOLDING TAXES COLLECTED?

    A: You must pay to ARAMARK the estimated withholding taxes, as computed on the exercise form, at the time you exercise a purchase opportunity.

       It is possible that the amount estimated at 38% to be withheld or collected will not be sufficient to cover the actual taxes we are required to withhold at the time of exercise. IN
       SUCH EVENT, WE MAY WITHHOLD ADDITIONAL TAXES FROM
       SUBSEQUENT PAYCHECKS. If the actual amount required to be withheld is less than the estimated amount, the difference will be refunded to you in a subsequent paycheck.

   ----------------------------------------------------------------------
   |   BELGIUM BASED EMPLOYEES:                                         |
   |                                                                    |
   |   We are required to withhold taxes at a rate based on all of      |
   |   your income derived from employment.                             |
   |                                                                    |
   |   For exercises of purchase opportunities that were granted before |
   |   January 1, 1999, we will require you to deposit 38% of the       |
   |   spread as an estimate of the required withholding taxes.         |
   |                                                                    |
   |   This amount is not necessarily the entire amount of tax that you |
   |   will owe as a result of this exercise.  Additional tax may       |
   |   be required                                                      |

   |   to meet your full tax liability due to this grant or exercise.   |
   |   You should discuss your particular situation with your tax       |
   |   advisor.                                                         |
   |                                                                    |
   |   It is possible, depending on your personal situation, that the   |
   |   amount estimated at 38% to be withheld or collected will         |
   |   not be sufficient to cover the actual taxes we are               |
   |   required to withhold at the time of grant or exercise.  IN       |
   |   SUCH EVENT, WE MAY WITHHOLD ADDITIONAL TAXES FROM                |
   |   SUBSEQUENT PAYCHECKS.  If the actual amount required to be       |
   |   withheld is less than the estimated amount, the difference       |
   |   will be refunded to you in a subsequent paycheck.                |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that it is the administrative position of          |
   |   Revenue Canada that a taxable benefit recognized upon the        |
   |   exercise of a purchase opportunity is not subject to tax         |
   |   withholding.  Therefore, we will not require any deposit         |
   |   from you for taxes related to your exercise.  You are            |
   |   responsible for paying any required tax, including any           |
   |   personal tax installments.  You are urged to discuss your        |
   |   particular situation with your tax advisor.                      |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CZECH REPUBLIC BASED EMPLOYEES:                                  |
   |                                                                    |
   |   We understand that we are required to withhold taxes for         |
   |   employment type of income at the rate used for all of your       |
   |   income derived from employment.  We will require you to          |
   |   deposit 38% of the spread as an estimate of the required         |
   |   withholding taxes.  This amount is not necessarily the           |
   |   entire amount of tax that you will owe as a result of this       |
   |   exercise.  Additional tax may be required to meet your           |
   |   full tax liability due to this exercise.  You should             |
   |   discuss your particular situation with your tax advisor.         |
   |                                                                    |
   |   It is possible, depending on your personal situation, that       |
   |   the amount estimated at 38% to be withheld or collected          |
   |   will not be sufficient to cover the actual taxes we are          |
   |   required to withhold at the time of exercise.  IN SUCH           |
   |   EVENT, WE MAY WITHHOLD ADDITIONAL TAXES FROM SUBSEQUENT          |
   |   PAYCHECKS.  If the actual amount required to be withheld         |
   |   is less than the estimated amount, the difference will be        |
   |   refunded to you in a subsequent paycheck.                        |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   GERMANY BASED EMPLOYEES:                                         |
   |                                                                    |
   |   We understand that we are required to withhold taxes for         |
   |   this income at a rate based on all of your income derived        |
   |   from employment.  We will require you to deposit 38% of          |
   |   the spread as an estimate of the required withholding            |
   |   taxes.  This amount is not necessarily the entire amount         |
   |   of tax that you will owe as a result of this exercise.           |
   |   Additional tax may be required to meet your full tax             |
   |   liability due to this exercise.  You should discuss your         |
   |   particular situation with your tax advisor.                      |
   |                                                                    |
   |   It is possible, depending on your personal situation, that       |
   |   the amount estimated at 38% to be withheld or collected          |
   |   will not be sufficient to cover the actual taxes we are          |
   |   required to withhold at the time of exercise.  IN SUCH           |
   |   EVENT, WE MAY WITHHOLD ADDITIONAL TAXES FROM SUBSEQUENT          |
   |   PAYCHECKS.  If the actual amount required to be withheld         |
   |   is less than the estimated amount, the difference will be        |
   |   refunded to you in a subsequent paycheck.                        |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   MEXICO BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that we are required to withhold taxes for         |
   |   taxable compensation from labor resulting from the               |
   |   exercise of purchase opportunities at the same rates as          |
   |   ordinary cash compensation.                                      |
   |                                                                    |
   |   We will require you to deposit 38% of the spread as an           |
   |   estimate of the required withholding taxes.  This amount         |
   |   is not necessarily the entire amount of tax that you will        |
   |   owe as a result of this exercise.  Additional tax may be         |
   |   required to meet your full tax liability due to this grant       |
   |   or exercise.  You should discuss your particular situation       |
   |   with your tax advisor.                                           |
   |                                                                    |
   |   It is possible, depending on your personal situation, that       |
   |   the amount estimated at 38% to be withheld or collected          |
   |   will not be sufficient to cover the actual taxes we are          |
   |   required to withhold at the time of exercise.  IN SUCH           |
   |   EVENT, WE MAY WITHHOLD ADDITIONAL TAXES FROM SUBSEQUENT          |
   |   PAYCHECKS.  If the actual amount required to be withheld         |
   |   is less than the estimated amount, the difference will be        |
   |   refunded in a subsequent paycheck.                               |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   SPAIN BASED EMPLOYEES:                                           |
   |                                                                    |
   |   We understand that we are required to withhold taxes for         |
   |   taxable salary compensation in kind at the same rates as         |
   |   ordinary cash salary.  We will require you to deposit 38%        |
   |   of the spread as an estimate of the required withholding         |
   |   taxes.  This amount is not necessarily the entire amount         |
   |   of tax that you will owe as a result of this exercise.           |
   |   Additional tax may be required to meet your full tax             |
   |   liability due to this grant or exercise.                         |

   |   You should discuss your particular situation with                |
   |   your tax advisor.  It is possible, depending on your             |
   |   personal situation, that the amount estimated at 38%             |
   |   to be withheld or collected will not be sufficient to            |
   |   cover the actual taxes we are required to withhold at            |
   |   the time of exercise.  IN SUCH EVENT, WE MAY WITHHOLD            |
   |   ADDITIONAL TAXES FROM SUBSEQUENT PAYCHECKS.  If the              |
   |   actual amount required to be withheld is less than               |
   |   the estimated amount, the difference will be refunded            |
   |   to you in a subsequent paycheck.                                 |
   |                                                                    |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   UNITED KINGDOM BASED EMPLOYEES:                                  |
   |                                                                    |
   |   We understand that we are required to account for the            |
   |   income tax arising on exercise via the PAYE system, in           |
   |   line with your salary and other payments.  We will require       |
   |   you to deposit 38% of the spread as an estimate of the           |
   |   required withholding taxes.                                      |
   |                                                                    |
   |   It is possible, depending on your personal situation, that       |
   |   the amount estimated at 38% to be withheld or collected          |
   |   will not be sufficient to cover the actual taxes we are          |
   |   required to withhold at the time of exercise.  IN SUCH           |
   |   EVENT, WE MAY WITHHOLD ADDITIONAL TAXES FROM SUBSEQUENT          |
   |   PAYCHECKS.  If the actual amount required to be withheld         |
   |   is less than the estimated amount, the difference will be        |
   |   refunded to you in a subsequent paycheck.                        |
   |                                                                    |
   |   By signing your exercise form, you will be giving ARAMARK        |
   |   your authorization to collect 38% tax withholding at the         |
   |   time of exercise and to make any additional tax                  |
   |   withholding from your subsequent pay checks required to          |
   |   meet your PAYE obligation following your exercise.               |
   ----------------------------------------------------------------------

26. Q: HOW WILL I KNOW WHAT THE APPRAISAL PRICE OF THE COMMON
       STOCK IS?

    A: Our current practice is to have the common stock independently appraised quarterly - December 1, March 1,
       June 1, September 1- by an independent appraiser. The appraisal price at December 1, 1999 was $15.20 (see
       Questions 42 through 47).


   ----------------------------------------------------------------------
   |   EMPLOYEES BASED IN COUNTRIES OTHER THAN THE U.S. AND             |
   |   CANADA:                                                          |
   |                                                                    |
   |   27. Q: HOW WILL I COMPUTE THE PURCHASE PRICE OF THE              |
   |   COMMON STOCK IN MY OWN COUNTRY'S CURRENCY?                       |
   |                                                                    |
   |       A: You should contact the representative shown in the        |
   |   mailing instructions to obtain the exchange rate to be           |
   |   used.                                                            |
   ----------------------------------------------------------------------

-------------------------------------------------------------------------
-- BORROWING
-------------------------------------------------------------------------

28. Q: CAN I BORROW MONEY TO PURCHASE THE SHARES COVERED BY MY
       PURCHASE OPPORTUNITY?

    A: Yes. Generally, if you wish to borrow money to purchase shares, you must make your own financing arrangements with outside lenders. See Questions 39 through 41 concerning your ability to pledge your shares to a lender.

-------------------------------------------------------------------------
-- SALE OF CURRENTLY-OWNED SHARES
-------------------------------------------------------------------------

29. Q: HOW CAN I SELL SHARES OF COMMON STOCK THAT I CURRENTLY
       OWN TO PAY THE PURCHASE PRICE?

    A: You may sell shares of common stock in the internal market that is being conducted concurrently with the December 15 to January 15 exercise period (see Question 51). If you exercise your purchase opportunity during such internal market period and sell ARAMARK shares you currently hold, you may have the cash proceeds of such sale applied to pay all or a portion of the purchase price. The necessary forms and instructions are included in Annex B.

30. Q: WHAT ARE THE TAX CONSEQUENCES IF I SELL SHARES TO RAISE
       CASH TO EXERCISE MY PURCHASE OPPORTUNITY?

    A: For U.S. based employees, the sale of common stock is a taxable event. In most cases, any gain or loss upon disposition of shares may be treated as capital gain or loss.

       The tax consequences of selling shares are not affected by whether or not you use the proceeds of such sale to exercise other purchase opportunities. Taxes due from the sale of shares must be paid in addition to the taxes due on the exercise of purchase opportunities.

       You are urged to discuss your particular situation with your tax advisor.

   ----------------------------------------------------------------------
   |   EMPLOYEES BASED IN COUNTRIES OTHER THAN THE U.S.:                |
   |                                                                    |
   |   See the answers to Question 50, which address the applicable     |
   |   tax consequences to employees based in countries other than      |
   |   the U.S.                                                         |
   ----------------------------------------------------------------------

-------------------------------------------------------------------------
STOCK OWNERSHIP
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-- GENERAL
-------------------------------------------------------------------------

31. Q: WILL I RECEIVE A STOCK CERTIFICATE FOR THE SHARES OF
       COMMON STOCK THAT I PURCHASE?

    A: No. All shares will be issued in uncertificated form. We will send a profile report to you in place of a certificate after each transaction.

       Each December we distribute annual statements with the stock holdings and terms of each holder's outstanding purchase opportunities.

32. Q: CAN I HAVE THE SHARES REGISTERED JOINTLY IN MY NAME AND
       MY SPOUSE'S NAME?

    A: Yes. You can register shares in the names of you and your spouse as joint tenants, provided both you and your spouse sign the exercise form. See Questions 35 through 38 for more information.

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |   To register shares as joint tenants in your name and your        |
   |   spouse's name, you must first transfer the shares to such        |
   |   joint holding following your exercise of your purchase           |
   |   opportunity.  Canadian securities laws generally do not          |
   |   permit a trade of shares by Canadian-resident holders.           |
   |   However, we obtained relief from each of the Ontario and         |
   |   Quebec Securities Commissions from restrictions on               |
   |   transfer that otherwise would apply.  The relief granted         |
   |   by the commissions permits an employee to transfer shares        |
   |   to prescribed groups of persons, including his or her            |
   |   spouse (see Question 36).  To register shares in the names       |
   |   of you and your spouse as joint tenants, both you and your       |
   |   spouse must sign the exercise form.                              |
   |                                                                    |
   |   There may be tax consequences from registering shares in         |
   |   joint name that differ from the consequences of                  |
   |   registering them in solely the employee's name.  You are         |
   |   urged to consult with your tax advisor if you are                |
   |   considering registration in joint name.                          |
   ----------------------------------------------------------------------

33. Q: WILL I RECEIVE DIVIDENDS ON THE COMMON STOCK?

    A: If the board of directors declares a dividend, holders of common stock on the dividend record date will be entitled to receive that dividend.

34. Q: WILL I BE ENTITLED TO VOTE ON ANY MATTERS SUBMITTED TO A
       VOTE OF ARAMARK CORPORATION STOCKHOLDERS?

    A: Yes. You will generally be free to vote your shares in any manner you choose on any matters properly presented to the stockholders. (See sections 12 and 16.04 of the stockholders' agreement)

-------------------------------------------------------------------------
-- TRANSFERRING SHARES
-------------------------------------------------------------------------

35. Q: MAY I TRANSFER MY SHARES OF COMMON STOCK?

    A: Except in limited circumstances, you may not sell or otherwise transfer your shares of common stock. (See section 2.01 of the stockholders' agreement)

36. Q: MAY I TRANSFER MY SHARES OF COMMON STOCK FOR ESTATE OR
       TAX PLANNING PURPOSES?

    A: Yes. You may transfer your shares for estate or tax planning purposes as gifts to your spouse, child, grandchild, or parent or to a trust for the benefit of any of them or to a qualifying charitable organization. You may also make other transfers to your family members, their trusts, or other entities if the transfer is approved by the board of directors. (See section 3.01 of the stockholders' agreement)

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |   Canadian securities laws generally do not permit trades          |
   |   of shares by Canadian-resident holders.  We obtained             |
   |   some relief from each of the Ontario and Quebec                  |
   |   Securities Commissions from restrictions on transfer             |
   |   that otherwise would apply.                                      |
   |                                                                    |
   |   The relief granted by the Ontario Securities Commission          |
   |   permits Ontario-resident employees and senior officers of        |
   |   ARAMARK Canada Ltd. and its subsidiaries to transfer             |
   |   shares only to eligible persons provided it is done in           |
   |   compliance with the stockholders' agreement.  Subsequent         |
   |   transfers of shares are similarly restricted to other            |
   |   eligible persons.  Eligible persons are                          |
   |                                                                    |
   |   o spouses of employees;                                          |
   |                                                                    |
   |   o minor children of employees;                                   |
   |                                                                    |
   |   o corporations controlled by employees and/or their              |
   |     spouses when the employee is an officer and                    |
   |     director of the corporation and when all the shares of the     |
   |     corporation are owned at all times by any combination of       |
   |     the employee, the spouse of the employee, children of the      |
   |     employee, children of the employee's spouse and offspring      |
   |     of children of the employee; and                               |
   |                                                                    |
   |   o trusts in which all the beneficiaries are any                  |
   |     combination of the employee, the spouse of the employee,       |
   |     children of the employee, children of the employee's           |
   |     spouse and offspring of children of the employee, and in       |
   |     which at least one of the trustees is the employee.            |
   |                                                                    |
   |   The relief granted by the Quebec Securities Commission           |
   |   permits Quebec-resident holders of shares to transfer            |
   |   shares in accordance with the stockholders' agreement.           |
   |   Pursuant to the stockholders' agreement, you may transfer        |
   |   your shares for estate or tax planning purposes as gifts         |
   |   to your spouse, child, grandchild, or parent or to a trust       |
   |   for the benefit of any of them or to a qualifying                |
   |   charitable organization.  Pursuant to the stockholders'          |
   |   agreement, you may also make other transfers to your             |
   |   family members, their trusts, or other entities if the           |
   |   transfer is approved by the board of directors.  (See            |
   |   section 3.01 of the stockholders' agreement)                     |
   |                                                                    |
   |   We understand that when shares are gifted to permitted           |
   |   transferees, a taxable disposition may be deemed to occur,       |
   |   depending on the employee's relationship to the permitted        |
   |   transferee.  Furthermore, subsequent dividends paid on           |
   |   shares gifted to permitted transferees and gains realized        |
   |   from subsequent sales of gifted shares may be attributed         |
   |   back to the employee, again depending on the employee's          |
   |   relationship to the permitted transferee.  You are urged         |
   |   to discuss with your tax advisor the tax consequences of         |
   |   any gift of shares that you may consider making.                 |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   MEXICO BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that transfers of shares to permitted              |
   |   transferees may be treated as taxable dispositions of            |
   |   those shares, subject to taxation.  You are urged to             |
   |   discuss with your tax advisor the tax consequences of any        |
   |   gift of shares that you may consider making.                     |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   SPAIN BASED EMPLOYEES:                                           |
   |                                                                    |
   |   We understand that transfers of shares to permitted              |
   |   transferees may be treated as taxable dispositions of            |
   |   those shares, subject to capital gain taxation.  You are         |
   |   urged to discuss with your tax advisor the tax                   |
   |   consequences of any gift of shares that you may consider         |
   |   making.                                                          |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   UK BASED EMPLOYEES:                                              |
   |                                                                    |
   |   We understand that transfers of shares to permitted              |
   |   transferees may be treated as taxable dispositions of            |
   |   those shares, subject to capital gain taxation, depending        |
   |   on the employee's relationship to the permitted                  |
   |   transferee.  You are urged to discuss with your tax              |
   |   advisor the tax consequences of any gift of shares that          |
   |   you may consider making.                                         |
   ----------------------------------------------------------------------

37. Q: ARE PERMITTED TRANSFERS SUBJECT TO ANY CONDITIONS?

    A: Yes. The transferee must sign a form available from ARAMARK confirming that he or she is acquiring the shares subject to all the terms and conditions of the stockholders' agreement. The form must be delivered to ARAMARK before the transfer. (See section 2.03(a) of the stockholders' agreement)

38. Q: WHEN WILL I BE ABLE TO TRANSFER MY SHARES FREELY WITHOUT
       HAVING TO COMPLY WITH THE RESTRICTIONS ON TRANSFER
       CONTAINED IN THE STOCKHOLDERS' AGREEMENT?

    A: The stockholders' agreement will continue in force unless the stockholders who are parties to the agreement and ARAMARK vote to terminate or change it.
       (See section 11 of the stockholders' agreement)

-------------------------------------------------------------------------
-- PLEDGING SHARES
-------------------------------------------------------------------------

39. Q: MAY I PLEDGE MY SHARES OF ARAMARK COMMON STOCK?

    A: Yes. You may pledge your shares to a commercial bank, savings and loan institution, or any other lending or financial institution as security for your indebtedness. However, you may do so only if the lender agrees that, upon realization of its security, the lender will dispose of the shares only in compliance with the terms of the stockholders' agreement. (See section 3.02 of the stockholders' agreement.)

40. Q: WILL THE PLEDGED SHARES BE SUBJECT TO THE STOCKHOLDERS'
       AGREEMENT?

    A: Yes.

41. Q: WILL I BE ABLE TO SELL PLEDGED SHARES IN THE INTERNAL
       MARKET OR UNDER THE EMERGENCY BUYBACK PROGRAM?

    A: Yes.

-------------------------------------------------------------------------
-- APPRAISAL PRICE
-------------------------------------------------------------------------

42. Q: WHAT IS THE APPRAISAL PRICE OF THE COMMON
       STOCK USED FOR?

    A: The appraisal price is the price at which we grant stock purchase opportunities to employees and the price at which we repurchase common stock under the stockholders' agreement. (See section 1.02 of the stockholders' agreement)

43. Q: HOW WILL I KNOW WHAT THE APPRAISAL PRICE OF THE COMMON
       STOCK IS?

    A: Our current practice is to have the common stock appraised quarterly - December 1, March 1, June 1, September 1 - by an independent appraiser. The appraisal price at December 1, 1999 was $15.20.

       We generally include the appraisal price with the Chairman's quarterly letter to shareholders. Additionally, you can obtain the most recent appraisal price by calling
       888-96-OWNER.

44. Q: HOW HAS THE APPRAISAL PRICE PERFORMED?

    A: The appraisal price, adjusted for stock splits, has increased continually since the 1984 management buyout at a compound annual rate of approximately 30%. The adjusted appraisal price at each December for the last 10 years and the percentage increase year over year are set forth in the following table. Of course, past performance is no guaranty of future results.

                         APPRAISAL PRICE HISTORY
       ---------------------------------------------------------
       DECEMBER 1,      APPRAISAL PRICE      PERCENTAGE INCREASE
          1989               $ 2.00
          1990               $ 2.39                 19.5%
          1991               $ 2.83                 18.4%
          1992               $ 3.39                 19.8%
          1993               $ 3.73                 22.3%*
          1994               $ 4.42                 18.5%
          1995               $ 4.92                 11.3%
          1996               $ 5.57                 13.2%
          1997               $ 8.30                 49.0%
          1998               $11.90                 43.4%
          1999               $15.20                 27.7%
       ---------------------------------------------------------
       * Includes effect of the special dividend paid in April 1993.

45. Q: WHO DETERMINES THE APPRAISAL PRICE?

    A: Each year the board of directors selects an independent appraisal firm to act as appraiser of the common stock. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. is the current appraiser. We have used Houlihan for our quarterly appraisals since 1994.

       We paid Houlihan fees of approximately $200,000 plus reimbursement of expenses for appraisal and other services rendered to ARAMARK during the 12 months prior to the date of this prospectus. In addition, we agreed to indemnify Houlihan against enumerated liabilities that it might incur in connection with the preparation of the appraisal or otherwise as a result of the services that it rendered.

46. Q: WHAT INFORMATION DOES THE APPRAISER CONSIDER IN
       RENDERING ITS APPRAISALS?

    A: In rendering its appraisals, Houlihan generally

       o holds interviews and discussions with key senior corporate officers at ARAMARK's corporate headquarters in Philadelphia, Pennsylvania;

       o reviews the history and nature of ARAMARK;

       o reviews the financial data bearing on recent and prospective operations, including ARAMARK's 10-K and 10-Q filings with the SEC, other recent filings with the SEC, audited and interim financial statements, and internal financial and operating segment data as well as long- term financial forecasts of ARAMARK;

       o reviews and analyzes ARAMARK's operating segments and their prospects;

       o examines industry and capital market information deemed relevant to the assessment of investment risk and investment return attributes of the common stock; and

       o analyzes any other factors that it considers necessary under the circumstances.

       ARAMARK data and forecasts reviewed by Houlihan include operating results, business plans, and strategic plans that are not made generally available to the stockholders of ARAMARK.

47. Q: HOW DOES THE APPRAISER DETERMINE THE APPRAISAL PRICE?

    A: The appraiser determines the appropriate methodology for its appraisal. Houlihan currently bases its appraisals on market capitalization approaches and on income approaches, including discounted cash flow analysis, to arrive at an aggregate equity value. Houlihan also gives consideration to various qualitative factor considerations, including limitations on the marketability of the common stock resulting in part from the restrictions imposed by the stockholders' agreement. The most recent appraisal, dated December 1, 1999, included an approximate 40% discount from aggregate equity value with respect to qualitative factor considerations.

-------------------------------------------------------------------------
SALES WHILE EMPLOYED
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-- GENERAL
-------------------------------------------------------------------------

48. Q: WILL I BE ABLE TO SELL SHARES BACK TO ARAMARK?

    A: Yes. Primarily, you will be able to sell your shares to ARAMARK in the internal market.

       We also provide an emergency buyback program to accommodate limited instances when unanticipated emergencies arise.
       We anticipate that the combination of the internal market and the emergency buyback program should provide adequate liquidity to all management investors in an orderly and equitable basis. We also provide an offer-to- sell procedure that could be used. These three methods for realizing liquidity are described more fully below (see Questions 51, 52, 53 and 54). Our ability to repurchase any shares is subject to our continued strong operating and financial performance. (See section 3.03 of the stockholders' agreement)

49. Q: WILL ARAMARK INFORM ME PRIOR TO THE TIME THAT I PURCHASE SHARES FROM ARAMARK (THROUGH THE EXERCISE OF A PURCHASE OPPORTUNITY OR OTHERWISE) OR SELL SHARES TO ARAMARK (IN THE INTERNAL MARKET OR OTHERWISE) OF ANY PENDING OR POTENTIAL TRANSACTION THAT COULD INCREASE OR DECREASE THE VALUE OF THE STOCK?

    A: No. We will not disclose any pending or potential transaction in connection with your decision to purchase or sell any shares of ARAMARK stock. It is in the best interests of ARAMARK and our stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in common stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions that could affect the fair market value and/or the appraisal price of the shares. We do not disclose publicly our projections or the status of any transaction that may be under consideration. (See section 8 of the stockholders' agreement)

50. Q: WHAT ARE THE TAX CONSEQUENCES IF I SELL SHARES?

    A: For U.S. based employees, the sale of common stock is a taxable event. In most cases, any gain or loss upon disposition of shares (measured by reference to the appraisal price of the shares on the date of exercise) may be treated as capital gain or loss. You are urged to discuss your particular situation with your tax advisor.

   ----------------------------------------------------------------------
   |   BELGIUM BASED EMPLOYEES:                                         |
   |                                                                    |
   |   We understand that any gain is exempt from the Belgian           |
   |   income tax.                                                      |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that, under current Canadian federal income        |
   |   tax laws, the sale of shares is a taxable event with the         |
   |   following effect.                                                |
   |                                                                    |
   |   The amount by which the sale price exceeds (or are               |
   |   exceeded by) the adjusted cost base of the shares plus any       |
   |   costs of sale will be treated as capital gain (or capital        |
   |   loss) of the employee.                                           |
   |                                                                    |
   |   The adjusted cost base of the shares acquired on the             |
   |   exercise of the purchase opportunity will be equal to the        |
   |   exercise price plus the amount of the taxable benefit            |
   |   realized.  The adjusted cost base of the shares will be          |
   |   computed in Canadian dollars, using the Canada-U.S.              |
   |   exchange rate prevailing on the date of exercise.  The           |
   |   adjusted cost base of all shares received on the exercise        |
   |   of a purchase opportunity will then be averaged with the         |
   |   adjusted cost base of other identical shares owned by the        |
   |   employee.                                                        |
   |                                                                    |
   |   The tax consequences of selling shares are not affected by       |
   |   whether you use the proceeds of such sale to exercise            |
   |   other purchase opportunities.  Taxes due from the sale of        |
   |   shares must be paid in addition to the taxes due on the          |
   |   exercise of purchase opportunities.                              |
   |                                                                    |
   |   You are urged to discuss your particular situation with          |
   |   your tax advisor, including the records you need to keep         |
   |   to properly determine, from time to time, the average            |
   |   adjusted cost base of your shares.                               |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CZECH REPUBLIC BASED EMPLOYEES:                                  |
   |                                                                    |
   |   We understand that if you sell the shares more than six          |
   |   months after you exercise your purchase opportunity, then        |
   |   any gain is exempt from the Czech income tax.                    |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   GERMANY BASED EMPLOYEES:                                         |
   |                                                                    |
   |   We understand that if you sell the shares more than 12           |
   |   months after you exercise your purchase opportunity, then        |
   |   any gain is exempt from the German income tax.                   |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   MEXICO BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that for Mexican income tax purposes, the          |
   |   sale of stock is a taxable event.  In most cases, any gain       |
   |   or loss upon disposition of shares may be treated as             |
   |   capital gain or loss.  We understand that capital gains          |
   |   may be taxed in Mexico at the same rates as ordinary             |
   |   income but that certain adjustments to the tax basis of          |
   |   the stock may be made, increasing that basis and                 |
   |   offsetting the effects of inflation during the period you        |
   |   held the stock.  You are urged to discuss your particular        |
   |   situation with your tax advisor.                                 |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   SPAIN BASED EMPLOYEES:                                           |
   |                                                                    |
   |   We understand that for Spanish income tax purposes, the          |
   |   sale of common stock is a taxable event.  In most cases,         |
   |   any gain or loss upon disposition of shares may be treated       |
   |   as capital gain or loss.  We understand that capital gains       |
   |   may be taxed in Spain under several alternative rules,           |
   |   depending on how long you held the shares.  You are urged        |
   |   to discuss your particular situation with your tax               |
   |   advisor.                                                         |
   |                                                                    |
   |   As well as completing the internal market forms, you will        |
   |   be required to complete form MC-10B and file it with the         |
   |   Directorate for Foreign Investments and Commercial               |
   |   Transactions.                                                    |
   |                                                                    |
   |   In addition, if the aggregate sale price for the shares          |
   |   that you are selling is more than 1,000,000 ptas., then          |
   |   you are also required to complete form B3 and file it with       |
   |   a registered financial entity.                                   |
   |                                                                    |
   |   In addition, if the aggregate sale price for the purchase        |
   |   opportunities that you are exercising is more than 500,000       |
   |   ptas.  (including required withholding) and you are              |
   |   depositing all or part of the sale price into a bank, then       |
   |   you must notify the bank of the details of the                   |
   |   transaction.                                                     |
   |                                                                    |
   |   You should consult with your tax advisor to help you             |
   |   complete and file any required forms and notices.                |
   |   Accurate reporting of the transaction is your obligation.        |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   UNITED KINGDOM BASED EMPLOYEES:                                  |
   |                                                                    |
   |   We understand that selling shares is a                           |

   |   taxable event under capital gains rules.  Capital gains          |
   |   tax would be calculated on the proceeds less the appraisal       |
   |   price of the shares at the time of exercise.                     |
   |                                                                    |
   |                                                                    |
   |   An annual exemption, currently (pound)6,800, may be available    |
   |   to offset this charge.  You should discuss your particular       |
   |   situation with your tax advisor.                                 |
   ----------------------------------------------------------------------
-------------------------------------------------------------------------
-- INTERNAL MARKET
-------------------------------------------------------------------------

51. Q: WHAT IS THE INTERNAL MARKET?

    A: The internal market is a process whereby, on a periodic basis, we offer to purchase some of your shares of common stock. At the time of the offer, each management owner will then be able to decide whether to accept or reject the offer. The internal market provides the primary way for management owners to sell some of their stock holdings.

       The internal market policy approved for 2000 consists of four quarterly repurchase periods, and subject to further review and approval by the board of directors prior to each subsequent annual offering, is as follows:

-------------------------------------------------------------------------
|                               INTERNAL MARKET                         |
|                                                                       |
|   OFFERING PERIODS:                                                   |
|          December 15 to January 15;                                   |
|          March 15 to April 15;                                        |
|          June 15 to July 15;                                          |
|          September 15 to October 15.                                  |
|-----------------------------------------------------------------------|
|   OFFEREES:                                                           |
|          All management owners.                                       |
|-----------------------------------------------------------------------|
|   PURCHASE PRICE:                                                     |
|          The most recent available appraisal price                    |
|          as of December 1, March 1, June 1, September 1.              |
|-----------------------------------------------------------------------|
|   PAYMENT TERMS:                                                      |
|          Cash.                                                        |
|-----------------------------------------------------------------------|
|   INDIVIDUAL GUIDELINE FOR EACH OFFERING PERIOD:                      |
|          Up to $250,000. Requests for larger sales                    |
|          can be made by contacting either Marie Paschall              |
|          (215-238-3194) or Russell Garrison (215-238-3238).           |
|-----------------------------------------------------------------------|
|   REQUIRED HOLDING PERIOD:                                            |
|          Shares owned for less than six months are                    |
|          not eligible for resale in the internal market.              |
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-- EMERGENCY BUYBACK PROGRAM
-------------------------------------------------------------------------

52. Q: WHAT IS THE EMERGENCY BUYBACK PROGRAM?

    A: From time to time there may be compelling circumstances when an unanticipated emergency arises, which may cause a management owner to request us to repurchase shares. Each request will be reviewed individually, taking into account all relevant circumstances.

-------------------------------------------------------------------------
-- OFFER-TO-SELL
-------------------------------------------------------------------------

53. Q: WILL I BE ABLE TO SELL MY SHARES IN ANY OTHER WAY?

    A: The anticipated typical procedure for selling shares is through the internal market. However, you may also offer a portion of your shares to us at the current appraisal price of the common stock. In the event we do not purchase your shares, you could offer to sell your shares within the next 90 days to a third party who agrees to abide by all the terms of the stockholders' agreement, on the same terms offered to us. (See section 4 of the stockholders' agreement)

       Upon termination for any reason, subject to our right to call your shares (see Question 55), you could offer to sell your shares as described above.

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that the Canadian securities laws generally        |
   |   do not allow any sale of shares other than sales back to         |
   |   ARAMARK.  However, as described under Question 36 above,         |
   |   we have obtained some relief from Canadian securities laws       |
   |   that would permit, in the case of Ontario-resident               |
   |   employees, a sale of shares to eligible persons and, in          |
   |   the case of Quebec- resident holders of shares, a sale of        |
   |   shares to a third party, provided that the transfers are         |
   |   made in compliance with the stockholders' agreement and          |
   |   further trades by such transferees will be subject to the        |
   |   same limitations.                                                |
   ----------------------------------------------------------------------

54. Q: ARE THERE ANY RESTRICTIONS TO WHOM I CAN SELL MY SHARES?

    A: Yes. The stockholders' agreement provides that even if we do not purchase your shares, you cannot sell your shares to anyone who we do not approve as a suitable investor in a privately-owned services management company or to anyone who would hold more than 10% of the common stock after sale. However, we have agreed to waive these restrictions.

-------------------------------------------------------------------------
SALES UPON TERMINATION OF EMPLOYMENT
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-- GENERAL
-------------------------------------------------------------------------

55. Q: IF MY EMPLOYMENT WITH ARAMARK AND ITS SUBSIDIARIES IS
       TERMINATED FOR ANY REASON, DOES ARAMARK HAVE THE RIGHT TO
       REQUIRE ME TO SELL MY SHARES TO ARAMARK?

    A: Yes. Our right to require you to sell your shares is described as a call. At any time during the 10 years following the termination of your employment, we have the right to call any or all of your shares and any or all of the shares of all of your permitted transferees. We intend to exercise promptly our call right for all shares if you are terminated for any reason. (See section 6 of the stockholders' agreement)

56. Q: DO THE CALL RIGHTS APPLY TO A TERMINATION OF MY
       EMPLOYMENT WITH ARAMARK AND ITS SUBSIDIARIES THAT IS
       BEYOND MY CONTROL?

    A: Yes. The call rights apply to all terminations of employment with ARAMARK and its subsidiaries without regard to cause, including death, permanent and complete disability, voluntary or involuntary termination of employment, and retirement. For example, if we were to sell the division or subsidiary in which you work, then the call rights would apply even though you were continuing to work in the same division or subsidiary. (See section 6 of the stockholders' agreement)

57. Q: HOW WILL I BE PAID FOR MY SHARES WHEN THEY ARE CALLED?

    A: In almost all cases, we will purchase your shares at the appraisal price of the common stock in effect as of your date of termination of employment. If we give notice that we are exercising the call more than 120 days after the time of termination of employment, we will repurchase your shares at the lesser of the appraisal price at the time of termination plus 8% simple interest to the time of such notice, or the appraisal price at the time of such notice. (See section 6.02 of the stockholders' agreement) See Questions 62 through 67 for a description of the payment terms.

58. Q: WHAT IF ARAMARK CANNOT REPURCHASE MY SHARES PURSUANT TO
       THE EXERCISE OF A PUT, DESCRIBED BELOW, OR A CALL BECAUSE
       IT WOULD CAUSE A DEFAULT UNDER ONE OF ARAMARK'S LOAN
       AGREEMENTS OR WOULD VIOLATE APPLICABLE LAW?

    A: Your shares would be repurchased on the earliest practicable date when such repurchase could be effected in compliance with such loan agreement and applicable law. The price to be paid could be affected because of such delay. (See section 10.01 of the stockholders' agreement)

59. Q: IF I VOLUNTARILY TERMINATE MY EMPLOYMENT, ARAMARK HAS
       THE RIGHT TO CALL MY SHARES OF COMMON STOCK. WILL ARAMARK INFORM ME PRIOR TO THE TIME I TERMINATE MY EMPLOYMENT OF ANY PENDING OR POTENTIAL TRANSACTION THAT COULD INCREASE THE VALUE OF THE COMMON STOCK?

    A: No. We will not disclose any pending or potential transaction in connection with your decision to terminate your employment (or in connection with your decision to exercise a put or in any other circumstance). It is in the best interests of ARAMARK and our stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in common stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions that could affect the fair market value and/or the appraisal price of the shares. We do not disclose publicly our projections or the status of any transaction that may be under consideration. (See section 8 of the stockholders' agreement)

60. Q: WILL I BE ABLE TO REQUIRE ARAMARK TO REPURCHASE SHARES?

    A: Generally, no. However, upon your death, complete disability or normal retirement, you or your estate, as appropriate, subject to our financing agreements, can require us to purchase up to 30% of your shares. This right to require us to purchase shares is described as a put. We will be required to purchase these shares for cash at the current appraisal price of the common stock. We intend to purchase (call) your remaining shares (see Question 55). However, in the event we do not call your shares, then you could offer to sell to a third party the remaining shares (see Questions 53 and 54). (See section 5 of the stockholders' agreement)

61. Q: WHAT ARE THE TAX CONSEQUENCES IF I SELL SHARES?

    A: The tax consequences from the sale of shares upon termination of employment are substantially similar to the tax consequences of sales while employed. See the answers to Question 50 which address the applicable tax consequences to U.S. based employees and employees based in countries other than the U.S. See Question 67 regarding installment treatment in cases in which an installment note is used to pay a portion of the sale price. You are urged to discuss your particular situation with your tax advisor.

-------------------------------------------------------------------------
-- STOCK REPURCHASE POLICY
-------------------------------------------------------------------------

62. Q: WHAT IS THE STOCK REPURCHASE POLICY?

    A: Our stock repurchase policy provides for payment terms that are generally more favorable to you than the payment terms provided for in the stockholders' agreement. (See section
       1.08 of the stockholders' agreement) This policy, which is described below (see Questions 63 and 64), may be amended, discontinued, or varied for all repurchase transactions generally or for any specific repurchase transaction at any time by ARAMARK without notice. The policy does not affect the total repurchase price that you will be paid for your shares.

63. Q: ARE THERE ANY CONDITIONS TO GETTING THE GENERALLY MORE
       FAVORABLE PAYMENT TERMS UNDER THE STOCK REPURCHASE POLICY?

    A: Yes. To qualify for the payment terms under the stock repurchase policy, you must agree to the release contained in ARAMARK's standard repurchase agreement. Otherwise, you will receive the payment terms provided for in the stockholders' agreement.

64. Q: WHAT DOES THE STOCK REPURCHASE POLICY CURRENTLY PROVIDE
       IF I TERMINATE MY EMPLOYMENT AND MY SHARES ARE CALLED, OR
       IF I AM ENTITLED TO EXERCISE A PUT AND DO SO, AND THE
       REMAINDER OF MY SHARES ARE CALLED?

    A: You will receive a cash payment plus, depending upon the total repurchase price, an installment note with up to three annual principal installments, as set forth in the following table.

       ------------------------------------------------------------------
       |                     STOCK REPURCHASE POLICY                    |
       |----------------------------------------------------------------|
       | TOTAL REPURCHASE                                               |
       |      PRICE                     PAYMENTS                        |
       |----------------------------------------------------------------|
       | Up to $600,000                 Initial payment of total        |
       |                                repurchase price                |
       |----------------------------------------------------------------|
       | Up to $1,200,000               Initial payment of              |
       |                                $600,000 plus one               |
       |                                installment of balance          |
       |----------------------------------------------------------------|
       | Up to $1,800,000               Initial payment of              |
       |                                $600,000 plus one               |
       |                                installment of $600,000         |
       |                                plus second installment         |
       |                                of balance                      |
       |----------------------------------------------------------------|
       | Up to $2,400,000               Initial payment of              |
       |                                $600,000 plus two               |
       |                                installments of $600,000        |
       |                                each plus third                 |
       |                                installment of balance          |
       |----------------------------------------------------------------|
       | More than $2,400,000           Initial payment of 25%          |
       |                                plus three equal                |
       |                                installments of balance         |
       ------------------------------------------------------------------


-------------------------------------------------------------------------
-- INSTALLMENT NOTES
-------------------------------------------------------------------------

65. Q: WHAT ARE THE TERMS OF THE INSTALLMENT NOTES?

    A: The annual principal payments on the installment notes are set pursuant to the stock repurchase policy. Interest will be paid semi-annually and the rate will be fixed at the applicable federal rate, which currently varies approximately from 5.88% to 6.37%, depending on the term of the note. (See section 1.08 of the stockholders' agreement) The form of installment note, including the subordination terms, is set forth in Exhibit A to the stockholders' agreement.

66. Q: DOES THE STOCK REPURCHASE POLICY PROVIDE FOR AN
       ALTERNATIVE INTEREST RATE ON THE PROMISSORY NOTE?

    A: Yes. Instead of a fixed interest rate for the entire life of the promissory note, you may make a one-time irrevocable election at the time of repurchase for the rate to reset annually on the date of each principal payment to the applicable federal rate then in effect.

67. Q: IF ARAMARK PURCHASES MY SHARES USING, IN PART, AN
       INSTALLMENT NOTE, WILL I HAVE TO PAY TAX ON THE ENTIRE
       GAIN IN THE FIRST YEAR?

    A: You may be able to defer tax on some or all of your gain.
       For U.S. based employees, the purchase using a note usually will qualify for installment treatment under the U.S. income tax laws. You should be able to recognize taxable gain in proportion to the cash payments of principal you will receive over the years. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

   ----------------------------------------------------------------------
   |   BELGIUM BASED EMPLOYEES:                                         |
   |                                                                    |
   |   We understand that gain on the sale of shares is                 |
   |   tax-exempt.  The interest payable on the installment note,       |
   |   however, is treated as movable income and is taxable at a        |
   |   rate of 15%.  Also, there may be an additional 15%               |
   |   withheld under U.S. tax laws.  You should consult with           |
   |   your tax advisor to determine if installment sale                |
   |   treatment is advantageous to you and how you should report       |
   |   it on your tax returns.                                          |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CANADA BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that you may be able to defer tax on some or       |
   |   all of your gain.  The purchase using a note usually will        |
   |   qualify for installment treatment under the Canadian             |
   |   income tax laws.  You should be able to recognize the            |
   |   taxable gain in proportion to the cumulative cash payments       |
   |   of principal you will receive over the years if you file         |
   |   Revenue Canada form T2017 with your tax returns, but at a        |
   |   minimum you must recognize one fifth of the gain each year       |
   |   for five years.  The interest payable on the installment         |
   |   is subject to a withholding tax of 10%, which can be             |
   |   claimed as a foreign tax credit or deducted on your tax          |
   |   return.  You should consult with your tax advisor to             |
   |   determine if installment sale treatment is advantageous to       |
   |   you and how you should report it on your tax returns.            |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   CZECH REPUBLIC BASED EMPLOYEES:                                  |
   |                                                                    |
   |   We understand that if the shares have been held at least         |
   |   six months, the gain is tax- exempt.  The interest paid on       |
   |   the installment note, however, is treated as capital             |
   |   income.  You should consult with your tax advisor to             |
   |   determine if installment sale treatment is advantageous to       |
   |   you and how you should report it on your tax returns.            |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   GERMANY BASED EMPLOYEES:                                         |
   |                                                                    |
   |   We understand that if the shares have been held at least         |
   |   12 months, the gain is tax- exempt.  The interest payable        |
   |   on the installment note, however, is treated as interest         |
   |   income.  Any interest income from the installment note is        |
   |   taxable income to the extent your total dividend and             |
   |   interest income in any calendar year exceeds the following       |
   |   amounts:                                                         |
   |                                                                    |
   |   o for calendar year 1999 and before, DM 6,100 (or DM             |
   |     12,200 for jointly filing married employees); and              |
   |                                                                    |
   |   o for calendar year 2000 and after, DM 3100 (or DM 6,200         |
   |     for jointly filing married employees).                         |
   |                                                                    |
   |   You should consult with your tax advisor to determine if         |
   |   installment sale treatment is advantageous to you and how        |
   |   you should report it on your tax returns.                        |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   MEXICO BASED EMPLOYEES:                                          |
   |                                                                    |
   |   We understand that you may be able to defer tax on some or       |
   |   all of your gain.  The purchase using a note usually will        |
   |   qualify for installment treatment under Mexican income tax       |
   |   laws.  You should be able to recognize taxable gain in           |
   |   proportion to the cash payments of principal you will            |
   |   receive over the years.  The interest payable on the             |
   |   installment is subject to a withholding tax of 15%, which        |
   |   you may be able to claim as a foreign tax credit or deduct       |
   |   on your tax return.  You should consult with your tax            |
   |   advisor to determine if installment sale treatment is            |
   |   advantageous to you and how you should report it on your         |
   |   tax returns.                                                     |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   SPAIN BASED EMPLOYEES:                                           |
   |                                                                    |
   |   We understand that you may be able to defer tax on some or       |
   |   all of your gain.  The purchase using a note usually will        |
   |   qualify for installment treatment under Spanish income tax       |
   |   laws.  You should be able to recognize taxable gain in           |
   |   proportion to the cash payments of principal you will            |
   |   receive over the years.  The interest payable on the             |
   |   installment is subject to a withholding tax of 10%, which        |
   |   you may be able to claim as a foreign tax credit or deduct       |
   |   on your tax return.  You should consult with your tax            |
   |   advisor to determine if installment sale treatment is            |
   |   advantageous to you and how                                      |

   |   you should report it on your tax returns.                        |
   ----------------------------------------------------------------------

   ----------------------------------------------------------------------
   |   UNITED KINGDOM BASED EMPLOYEES:                                  |
   |                                                                    |
   |   We understand that you may not be able to defer tax on           |
   |   your gain.  The selling of shares for an installment note        |
   |   is a taxable event under United Kingdom capital gains tax        |
   |   laws.  In addition, any interest paid on the note will be        |
   |   subject to income tax.  You should consult with your tax         |
   |   advisor to determine if installment sale treatment is            |
   |   advantageous to you and how you should report it on your         |
   |   self assessment form.                                            |
   ----------------------------------------------------------------------


                     THE ARAMARK OWNERSHIP PROGRAM


    We designed the ARAMARK Ownership Program to provide an opportunity for selected management employees of ARAMARK and its subsidiaries to acquire an ownership interest in ARAMARK and thereby give them a more direct and continuing interest in the future success of our business.

    Under the Program, the direct ownership in ARAMARK has increased from 62 original management investors in 1984 to approximately 2,500 management investors today, owning directly approximately 70% of the equity. In addition, at October 1, 1999, management employees held stock purchase opportunities for an additional 20,529,608 shares.

    ARAMARK's senior management believes that management ownership significantly contributes to our success, and intends to continue to use the program to expand both the number of management investors and their percentage ownership.

    The program has used or uses the 1984 Stock Option Plan and the Combined Stock Ownership Plan. These plans allow us to continue offering stock purchase opportunities (sometimes called options) to selected employees.

    This prospectus relates to the grant and exercise of purchase opportunities. Through purchase opportunities, we have granted to management employees an opportunity to invest in, or increase their investment in, ARAMARK.

    1984 Option Plan. The board of directors adopted and the stockholders approved the 1984 Option Plan in December 1984 in connection with the management buyout. The stockholders approved amendments to the plan in February 1987. The plan provides for the issuance of shares of common stock through the granting of incentive stock options and/or nonqualified options. On October 1, 1999, 312,600 stock purchase opportunities were outstanding under the plan. No additional stock purchase opportunities can be granted under the plan.

    Combined Stock Ownership Plan. In 1995, the board of directors adopted and in February 1996 the stockholders approved the Combined Stock Ownership Plan, which amends and combines the 1987 Stock Option Plan and the 1991 Stock Ownership Plan.

    1987 Option Plan. The board of directors adopted the 1987 Option Plan in May 1987, and stockholders approved the plan in February 1988. In February 1996, the plan became part of the Combined Stock Ownership Plan. The plan provides for the issuance of shares of common stock through the granting of incentive stock options and/or nonqualified options. On October 1, 1999, 3,080,916 stock purchase opportunities were outstanding under the plan. No additional stock purchase opportunities can be granted under the plan.

    1991 Ownership Plan. The board of directors adopted the 1991 Ownership Plan in November 1991 and amended it in 1994. Stockholders approved the plan in February 1995. In February 1996, the plan became part of the Combined Stock Ownership Plan. The plan provides for the issuance of shares of common stock through the granting of nonqualified options. On October 1, 1999, 16,611,395 stock purchase opportunities were outstanding under the plan and 20,990,139 were available for future grants.

    1996 Directors Stock Ownership Plan. The board of directors approved the directors plan in February 1996. The directors plan provides for the issuance of shares of common stock through grants of nonqualified options to directors who are not employees of ARAMARK. On October 1, 1999, 524,697 stock purchase opportunities were outstanding under the directors plan and 145,200 were available for future grants. This prospectus does not relate to the grant or exercise of stock purchase opportunities under the directors plan, and references to the plans do not include the directors plan.

    In accordance with the terms of the plans, the purchase price for shares will not be less than the fair market value of the shares, based on the most recent available independent appraisal, on the date of the grant.
Shares issued under the plans are subject to the stockholders' agreement. The plans provide that the terms of purchase opportunities outstanding under the plans and the number of shares authorized under the plans will be appropriately adjusted upon the declaration of stock dividends and upon the occurrence of other events described in the plans.

    The plans grant authority to the Human Resources, Compensation and Public Affairs Committee, which consists of five members of the board of directors.

    The plans authorize the committee to grant purchase opportunities and to determine the number of shares to be offered to each selected key employee. The term "key employee" is not defined in the plans, and subject to the express provisions of the plans, the committee has complete authority to determine the employees who receive purchase opportunities. As a result, the number of employees eligible to participate in the plans is not determinable.

    Generally, you may not transfer purchase opportunities. No purchase opportunity can be subject to attachment, execution, or levy of any kind. Generally, each purchase opportunity shall be exercisable only by the employee to whom it is granted and only while an employee of ARAMARK or a subsidiary or any other entity in which ARAMARK continues to own an equity interest and which the board of directors designates.

    We will use the net proceeds from the sale of shares pursuant to exercises of purchase opportunities for general corporate purposes.

    The plans are not subject to any provisions of the Employee
Retirement Income Security Act of 1974 and are not qualified within the meaning of Section 401(a) of the Internal Revenue
Code.

    The board of directors or the committee may establish appropriate procedures for the administration of the plans. At the time a purchase opportunity is granted, it may also include additional terms and conditions that are not inconsistent with the plans. The decision of the committee, or the board for certain matters described in the plans, shall be final and binding on all persons in interest, including employees, ARAMARK, and its stockholders.

    The Board may amend the plans as it deems desirable, except that certain amendments also require stockholder approval.

    Neither the plans nor any purchase opportunity granted under the plans gives any employee the right to continue in the employ of ARAMARK or its subsidiaries or limits in any respect the right of ARAMARK or any subsidiary to terminate such employee.


                DESCRIPTION OF EQUITY SECURITIES

GENERAL

    The authorized capital of ARAMARK consists of 185,000,000 shares. Approximately 2,500 management investors hold all of the outstanding shares of class B common stock. There is no established public trading market for the common stock of ARAMARK. The capitalization of ARAMARK as of October 1, 1999 was:

    ------------------------------------------------------------------
    |                         CAPITALIZATION                         |
    |----------------------------------------------------------------|
    | CLASS             PAR VALUE      AUTHORIZED      OUTSTANDING   |
    |----------------------------------------------------------------|
    | class B common    $ .01/share    150,000,000     65,569,596    |
    |----------------------------------------------------------------|
    | class A common    $ .01/share     25,000,000      2,719,453    |
    |-----------------------------------------------------------------
    | preferred         $1.00/share     10,000,000              0    |
    ------------------------------------------------------------------

    As of October 1, 1999, there were 20,529,608 purchase opportunities outstanding.


THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK

    The following summarizes material provisions of ARAMARK's restated certificate of incorporation.

    Voting. A holder is entitled to one vote for each share of class A common stock and each share of class B common stock that he or she holds.

    Generally, class A and class B common stockholders vote together. Holders of class A common stock and class B common stock vote separately as classes on amendments to ARAMARK's certificate of incorporation that may alter or change the powers, preferences or special rights of their classes so as to affect them adversely, and such other matters as may require class votes under the Delaware General Corporation Law. The certificate of incorporation does not provide for cumulative voting.

    Dividends and Other Distributions - including Distributions upon Liquidation of ARAMARK. Dividends on the class A common stock and the class B common stock are paid when declared by the board of directors and permitted under ARAMARK's loan agreements. When the board declares a dividend or other distribution, each share of class A common stock is entitled to ten times the dividends and other distributions paid to each share of class B common stock. If the board declares a dividend or distribution that is paid in common stock, only class A common stock will be distributed to class A stockholders and only class B common stock will be distributed to class B stockholders. In no event may either class A common stock or class B common stock be split, divided or combined unless the other is split, divided or combined equally.

    Convertibility. The class A common stock is not convertible. Subject to the prior approval of the board of directors, the class B common stock is convertible at all times, in whole or in part, and without cost to the stockholder, into class A common stock on the basis of ten shares of class B common stock for each share of class A common stock. The board of directors may at any time order the conversion of all the class B common stock into class A common stock on a ten-for-one basis.

    No Preemptive Rights. The class A common stock and class B common stock do not carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of ARAMARK or any other securities convertible into shares of stock of ARAMARK.


                             EXPERTS

    The audited consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    We included the appraisal of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., independent securities appraisers, and refer to that appraisal in this prospectus in reliance on the authority of Houlihan as an expert in securities valuations.

               DOCUMENTS INCORPORATED BY REFERENCE


    The SEC permits us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information superseded by information in this prospectus. This prospectus incorporates by reference the following documents. These documents contain important information about ARAMARK and its finances.

    (1) ARAMARK's latest annual report on Form 10- K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

    (2) All other reports filed by ARAMARK pursuant to Section
13(a) or 15(d) of the Exchange Act since the end of the fiscal year of the annual report referred to in (1) above.

    (3) All documents subsequently filed by ARAMARK pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.


                                                                       120727

                                                                 ANNEX A

              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                                   OF
                          ARAMARK CORPORATION


    AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT dated as of the 14th day of December, 1994, which further amends and restates the Amended and Restated Stockholders' Agreement dated as of December 14, 1984 (the "AGREEMENT"), by and among ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation ("ARAMARK"), and the parties identified on the books of ARAMARK as "MANAGEMENT INVESTORS" or their "PERMITTED TRANSFEREES" or as "INDIVIDUAL INVESTORS" or "INSTITUTIONAL INVESTORS".

    In consideration of the terms and conditions herein contained, the parties hereto mutually agree as follows:

    The parties hereto (other than ARAMARK) and any other person who hereafter acquires equity securities of ARAMARK pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement are sometimes hereinafter referred to collectively, as the "STOCKHOLDERS" or, individually, as a "STOCKHOLDER." The Management Investors and the Individual Investors are sometimes hereinafter referred to collectively as the "INVESTOR GROUP." Institutional Investors and Individual Investors are sometimes hereinafter referred to collectively as "OUTSIDE INVESTORS." Unless otherwise explicitly set forth herein, the term "MANAGEMENT INVESTORS" shall mean only those individuals so identified on the books of ARAMARK, exclusive of such individuals' respective heirs, Permitted Transferees (as identified on the books of ARAMARK) or other Transferees (as defined in Section 2.03(a) hereof); provided that the Board of Directors of ARAMARK may, from time to time and in its sole discretion, designate any Stockholder then employed by ARAMARK or its Subsidiaries a "MANAGEMENT INVESTOR." Stockholders who are Permitted Transferees are identified as such on the books of ARAMARK, along with the identity of their respective transferors. Where a full-time employee or director has acquired or acquires equity securities of ARAMARK in joint tenancy with their spouses or in any other manner other than sole direct ownership, such employee or director is deemed to be a Management Investor and such record owner is deemed to be his or her Permitted Transferee.

    A Transferee who is not already a party to this Agreement, by executing the document referred to in Section 2.03(a) hereof, shall thereby become entitled to the benefits of this Agreement and shall be deemed to be an "INSTITUTIONAL INVESTOR", except: if such Transferee is an employee of ARAMARK, then he or she shall be deemed to be a "MANAGEMENT INVESTOR"; if such Transferee is a Transferee pursuant to
Section 3.01 of an Individual Investor, then he or she shall be deemed to be an "INDIVIDUAL INVESTOR"; if such Transferee is a Transferee pursuant to Section 3.01 of a Management Investor (or of his or her Permitted Transferee), then he or she shall be deemed to be a "PERMITTED TRANSFEREE" of such Management Investor. Determination of the classification of a Stockholder by the Board of Directors shall be conclusive and binding on all parties hereto.

    ARAMARK's Class B Common Stock, par value $.01 per share ("CLASS B COMMON STOCK"), and Class A Common Stock, par value $.01 per share ("CLASS A COMMON STOCK") are collectively referred to herein as the "COMMON STOCK," and when so referred to shall be treated as one class to which all the provisions of this Agreement apply.

    Pursuant to ARAMARK's Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION"), upon the termination of employment of a Management Investor, the shares of Class B Common Stock held by such Management Investor and his or her Permitted Transferees shall be converted into shares of Class A Common Stock; and upon any transfer of shares of Class B Common Stock in accordance with the terms of this Agreement other than to a Management Investor or Permitted Transferee of a Management Investor, such shares shall be converted into shares of Class A Common Stock. Shares so converted shall continue to be subject to the terms and conditions of this Agreement.

    For purposes of this Agreement only, the employment of a Management Investor shall be deemed terminated if he or she shall cease to be a director or an active, full-time employee of ARAMARK or its Subsidiaries. Such termination of employment shall not change the designation of such person as a Management Investor.

    The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock, including issued and outstanding shares of Common Stock as well as shares of Common Stock which may be issued hereafter, or which may become issuable pursuant to the exercise of options, and to provide for certain rights and obligations with respect thereto as hereinafter provided.


1.  CERTAIN DEFINITIONS.

    1.01 "AFFILIATE" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

    1.02 "APPRAISAL PRICE" of shares of Common Stock shall mean the fair market value of such shares, as determined by an Appraiser according to the most recent existing appraisal of shares of Common Stock, which appraisal shall be as of a date not more than six months prior to the use thereof. Such determination by the Appraiser shall be conclusive and binding on all Stockholders and ARAMARK. With respect to shares of Class A Common Stock resulting from the conversion of shares of Class B Common Stock pursuant to the terms of the Certificate of Incorporation, the "APPRAISAL PRICE OF (AN EQUIVALENT NUMBER OF) SHARES OF CLASS B COMMON STOCK" shall mean the Appraisal Price, had the conversion not occurred, of such shares of Class B Common Stock.

    1.03 "APPRAISER" shall mean a firm headquartered in the United States of nationally recognized standing in the business of appraisal or valuation of securities which does not own any stock of ARAMARK and which has been selected by the Board of Directors to act as an independent appraiser. The Board of Directors shall review its selection of an Appraiser annually.

    1.04 "CALL" or "CALLED" shall mean ARAMARK's option to purchase Common Stock from the holder thereof referred to in Sections 6 and 7 hereof.

    1.05 "COMPLETELY DISABLED" and "COMPLETE DISABILITY" shall mean a "permanent and total disability" as now defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "CODE").

    1.06 "NORMAL RETIREMENT" shall mean voluntary termination of employment with ARAMARK after attaining the age of 60, on at least 90 days prior written notice of such termination, where the retiree does not intend to, at the time of termination, and in fact does not, engage in full-time employment following such termination other than employment that is with a governmental or a charitable, non-profit organization and that is not competitive with ARAMARK.

    1.07 "PERSON" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

    1.08 "PROMISSORY NOTE" shall mean a subordinated installment note of ARAMARK substantially in the form of Exhibit A to this Agreement, with a stated annual rate of interest equal to the Applicable Federal Rate (as such term is defined in the Code) as of the issue date of the Promissory Note, as determined by ARAMARK; with equal annual installments of principal equal in amount to the least of (1) 10% of the original principal amount of the Promissory Note, (2) the Management Investor's highest annual base salary as an employee of ARAMARK, or (3) $100,000; and with the final installment of principal equal to the outstanding balance and due at the final maturity; and with the first installment of principal due on the April 15 or October 15 occurring closest to the first anniversary of the issue date of the Promissory Note; and with the final maturity no later than the tenth anniversary of the Management Investor's termination of employment; and with such other insertions as ARAMARK shall reasonably make.

    1.09 "PUT" shall mean the option of the holder to cause ARA to purchase Common Stock referred to in Section 5 hereof.

    1.10 "SUBSIDIARY" shall mean any corporation or other entity of which ARAMARK shall, directly or indirectly, own 50% or more of the equity, as determined for purposes of this Agreement by the ARAMARK Board of Directors and any other corporation or other entity in which ARAMARK shall directly or indirectly have an equity investment and which the ARAMARK Board of Directors shall in its sole discretion designate.

                                  A-2
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

2.  LIMITATIONS ON TRANSFERS OF SHARES.

    2.01 TRANSFERS PROHIBITED UNLESS SPECIFICALLY PERMITTED. No Stockholder shall transfer any shares of Common Stock at any time, unless such sale, assignment, pledge or encumbrance or other transfer shall have been effected in accordance with the terms of Section 3, 4, 5, 6 or 7 of this Agreement. ARAMARK shall not transfer upon its books any shares of Common Stock held or owned by any of the Stockholders to any person except in accordance with this Agreement.

    2.02 INCONSISTENT AGREEMENTS PROHIBITED. Unless approved by the Board of Directors, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to Common Stock nor shall any Stockholder enter into any stockholder agreement or arrangement of any kind with any person with respect to Common Stock inconsistent with the provisions of this Agreement (whether or not such agreement and arrangement is with other Stockholders or holders of Common Stock that are not parties to this Agreement), including but not limited to, any agreement or arrangement with respect to the acquisition, disposition or voting of shares of Common Stock, or act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

    2.03 REQUIREMENTS FOR ALL TRANSFERS.

         (a) TRANSFEREE MUST AGREE TO BE BOUND BY AGREEMENT. Unless otherwise explicitly provided herein, no Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock to any person (all such persons, regardless of the method of transfer, shall be referred to collectively as "TRANSFEREES" and individually as a "TRANSFEREE") unless (a) such Transferee shall have executed, as a condition to its acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock, an appropriate document confirming that such Transferee takes such shares subject to all the terms and conditions of this Agreement and (b) such document shall have been delivered to and approved by ARAMARK prior to such Transferee's acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock. ARAMARK shall not unreasonably withhold or delay its approval of any such document.

         (b) TRANSFER MUST COMPLY WITH SECURITIES LAWS. No Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Any Stockholder who proposes to sell, assign, pledge, encumber or transfer any shares of Common Stock may deliver to ARAMARK an opinion of counsel that such action would not result in any such violation or breach. The delivery of such opinion shall be deemed to establish compliance with the provisions of this
Section 2.03(b) unless, within ten days after the receipt by ARAMARK of such opinion, counsel for ARAMARK shall deliver an opinion that such action would result in any such violation or breach (such opinion to state the basis of the legal conclusions reached therein).

         (c) ENDORSEMENT OF STOCK CERTIFICATES. Each certificate representing shares of Common Stock shall bear endorsements reading substantially as follows:

"The securities represented by this certificate are subject to the right of the Corporation to repurchase such securities on the terms and conditions set forth in a Stockholders' Agreement dated as of December 14, 1984, as the same may be amended from time to time, a copy of which may be obtained from the Corporation or from the holder of this instrument. No transfer of such securities will be made on the books of the Corporation unless accompanied by evidence of compliance with the terms of such Agreement."

    Such certificate shall bear any additional endorsement which may be required for compliance with federal or state securities or blue sky laws. In the case of uncertificated shares of Common Stock, the books of ARAMARK shall bear appropriate notations reflecting the foregoing.


3.  CERTAIN PERMITTED TRANSFERS OF SHARES.

    3.01 ESTATE PLANNING TRANSFERS, ETC. Subject to the restrictions set forth in Section 2.03 and Section 4.06, a Stockholder shall be entitled to make the following transfers of shares of Common

                                  A-3
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

Stock: (A) if made for nominal consideration or as gifts: (i) any transfer or assignment to any one or more of the following relatives of the Stockholder - spouse, child, grandchild, parent - or to a trust of which there are and continue to be, during the term of this Agreement no principal beneficiaries other than one or more of such relatives; (ii) any transfer to any charitable organization which qualifies as such under
Section 501 (c) (3) or any successor provision of the Code; (iii) any transfer to a legal representative in the event any Stockholder becomes mentally incompetent; (iv) any transfer of record title to any nominee or custodian, provided that the Stockholder so transferring such shares remains the beneficial owner thereof; (B) any transfer among members of a family, their trusts or other entities, if approved by the Board of Directors; (C) any transfer among Institutional Investors which became Stockholders in December 1984; and (D) with respect to a corporate or partnership Stockholder transfer between an Affiliate and such corporate or partnership Stockholder (it being understood with respect to such Affiliate that the later sale of such Affiliate as part of a sale or series of sales of substantial assets other than Common Stock would not constitute an indirect sale of Common Stock by such corporate or partnership Stockholder, and need not be made within the terms of this Agreement, provided that an officer of such institution certifies that such sale is not being undertaken to evade the transfer restrictions herein).

    3.02 PERMITTED PLEDGES. A Stockholder shall be entitled to pledge his or her shares of Common Stock to ARAMARK, a commercial bank, savings and loan institution or any other lending or financial institution as security for any indebtedness of such Stockholder to such lender; provided that such lender shall first agree not to dispose of such shares except in compliance with the provisions of this Agreement.

    3.03 AUTHORITY OF BOARD OF DIRECTORS TO APPROVE TRANSFERS; ACTIONS BY BOARD OF DIRECTORS. Notwithstanding any other provision of this Agreement, the Board of Directors shall have the authority to approve any transfer, or class, category or type of transfer, of Common Stock. Such authority of the Board of Directors shall extend to, among other things, (i) the authority to create an internal market for shares of the Company's stock pursuant to which Management Investors would be offered the opportunity to sell a portion of their shares at the times and on the terms set by the Board of Directors, and (ii) the authority to waive entirely the restrictions (including, without limitation, restrictions relating to rights of first offer and reoffer, calls upon termination of employment and sales, transfers and other dispositions of shares) set forth in this Agreement which relate to Management Investors and which do not relate to Outside Investors. Any such approval may be revoked by the Board at any time without notice and such revocation shall be effective with respect to any action, including any or all transfers or proposed transfers, unless, prior to such revocation, the shares have been presented to the transfer agent for the purpose of registering such transfer, in proper form and satisfying the requirements of Section 8-401 of the Uniform Commercial Code or such other applicable law relating to the duty of an issuer to register securities transfers.

    The Board of Directors may delegate any and all authority it has under this Agreement to any committee thereof and/or to any authorized officer or agent.

4.  RIGHTS OF FIRST OFFER AND REOFFER OF SHARES.

    4.01 TRANSFERS BY MANAGEMENT INVESTORS.

         (A) A Management Investor or Permitted Transferee may sell shares of Common Stock, by complying with the terms of this Section 4. The selling Management Investor shall first give written notice (a "MANAGEMENT INVESTOR'S NOTICE") to ARAMARK stating such selling Management Investor's desire to make such transfer, the number of shares of Common Stock to be transferred (the "OFFERED MANAGEMENT SHARES"), and the price which the selling Management Investor proposes to be paid for the Offered Management Shares, which proposed price shall not be greater than the Appraisal Price of (an equivalent number of) shares of Class B Common Stock (the "FIRST OFFER PRICE").

         (B) Upon receipt of the Management Investor's Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Management Shares at the First Offer Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Management Shares unless either (i) ARAMARK purchases all such Offered Management Shares, or (ii) such selling Management Investor consents to the purchase of less than all of the Offered Management Shares. ARAMARK's option under this Section 4.01(b) shall be

                                  A-4
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT exercisable by a written notice to such selling Management Investor, given within 45 days from the date of receipt of the Management Investor's Notice.

    4.02 TRANSFERS BY OUTSIDE INVESTORS.

         (A) An Outside Investor may sell shares of Common Stock, including pursuant to the registration rights under Section 2.1 of ARAMARK's Amended and Restated Registration Rights Agreement amended and restated as of April 7, 1988 (the "REGISTRATION RIGHTS AGREEMENT"), by complying with the terms of this Section 4. The selling Outside Investor shall first give written notice (a "SELLER'S NOTICE") to ARAMARK stating such selling Outside Investor's desire to make such transfer, the number of shares of Common Stock to be transferred (the "OFFERED INVESTORS' SHARES"), and the price which the selling Outside Investor proposes to be paid for the Offered Investors' Shares (the "FIRST OFFER INVESTORS' PRICE").

    (B) Upon receipt of the Seller's Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Investors' Shares at the First Offer Investors' Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Investors' Shares unless either (i) ARAMARK purchases all such Offered Investors' Shares, or (ii) such selling Outside Investor consents to the purchase of less than all of the Offered Investors' Shares. ARAMARK's option under this Section 4.02(b) shall be exercisable by a written notice to such selling Outside Investor, given within 45 days from the date of the receipt of Seller's Notice.

    4.03 TRANSFER OF OFFERED SHARES TO THIRD PARTIES. If the Management Investor's Notice or the Seller's Notice (collectively, the "NOTICE") required to be given pursuant to Section 4.01 or 4.02, as the case may be, has been duly given, and ARAMARK determines not to exercise its option to purchase the Offered Management Shares or the Offered Investors' Shares (collectively, the "OFFERED SHARES") or determines (with the consent of the Stockholder who has made the First Offer) to exercise its option to purchase less than all the Offered Shares, then the Stockholder who has made such First Offer shall be free, for a period of 90 days from the earlier of (i) the expiration of the option period with respect to such First Offer pursuant to Section 4.01 or 4.02, as the case may be, or (ii) the date such Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted under Section 4.01 or 4.02, as the case may be, to sell to any third-party Transferees the remaining Offered Shares, at a price equal to or greater than the First Offer Price, in the case of Management Investors or their Permitted Transferees, and the First Offer Investors' Price, in the case of Outside Investors; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Permitted Transferee, such Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval.
Anything herein to the contrary notwithstanding, the 90-day period described in this Section 4.03 shall be extended until the completion of all sales pursuant to a registration statement, a request for which was made substantially concurrently with the Notice.

    4.04 REOFFERS. In the event the proposed purchase price of a third-party Transferee for the Offered Shares is less than the First Offer Price or the First Offer Investors' Price, as the case may be, the Stockholder desiring to sell at such lesser price shall not sell or otherwise transfer any of the Offered Shares unless such selling Stockholder shall first reoffer the Offered Shares at such lesser price to ARAMARK by giving written notice (the "REOFFER NOTICE") to ARAMARK of such selling Stockholder's intention to make such transfer at such lower price (the "REOFFER PRICE"). ARAMARK shall then have an irrevocable and exclusive option to purchase all or part of the Offered Shares at the Reoffer Price, exercisable in the same manner as provided in Section
4.01 or 4.02, as the case may be. In the event ARAMARK does not then elect to purchase all the remaining Offered Shares, or ARAMARK elects (with the consent of the Stockholder desiring to sell) to purchase less than all the remaining Offered Shares, the remaining Offered Shares may be sold by such selling Stockholder within 30 days following the earlier of (i) the expiration of the option period with respect to such Reoffer pursuant to Section 4.01 or 4.02, as the case may be, or (ii) the last date on which such selling Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted in this Section 4.04, at a price equal to or greater than the Reoffer Price; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Management Investor's Permitted Transferee, such Transferee shall have been approved by ARAMARK

                                  A-5
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval.

    4.05 WAITING PERIOD WITH RESPECT TO SUBSEQUENT TRANSFERS. In the event that ARAMARK does not exercise its option to purchase any or all of the Offered Shares at the First Offer Price or the First Offer Investors' Price, as the case may be, or at the Reoffer Price, and the Stockholder desiring to sell shall not have sold the remaining Offered Shares to any Transferee for any reason before the expiration of the 30 day period described in Section 4.04 in the event of a Reoffer, or, if no Reoffer Notice is given, the 90 day period described in Section 4.03, then such selling Stockholder shall not sell any shares of Common Stock to any Transferee or other Stockholder (other than to Permitted Transferees pursuant to Section 3.01) at any price for a period of three months from the last day of such 30 or 90 day period, as the case may be.

    4.06 NO SALES OF CONTROL.

         (A) Subject to Section 4.06(b) and except as provided in
Section 3.03 (transfers approved by the Board of Directors), no Person or group of Persons, as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), including for the purposes of this paragraph as part of such Person's group, Transferees pursuant to
Section 3.01, shall become (whether through the purchase of shares pursuant to this Agreement or otherwise or through any other action) the holder, directly or indirectly, of 10% or more of either the outstanding shares of Class A Common Stock or the outstanding shares of Class B Common Stock. Any transaction resulting in a violation of this Section 4.06(a) shall be void, and of no effect against ARAMARK, and ARAMARK shall not record any such purported transfer on its books. Two or more Stockholders owning in the aggregate 10% or more of such outstanding shares shall not be deemed to be a group of Persons for the purposes of this Section 4.06 solely because such Stockholders are parties to this Agreement or because such Stockholders are related by blood or marriage and/or because such Stockholders are officers or directors of ARAMARK.

         (B) The provisions of Section 4.06(a) shall not apply to the acquisition by ARAMARK, directly or indirectly, of shares of Common Stock, notwithstanding that as a result of such acquisition any Person or group of Persons acting in concert would own 10% or more of such outstanding shares subsequent to such an acquisition, but shall apply to any subsequent acquisition or other action by such Person or group of Persons.

    4.07 FORM OF CONSIDERATION FOR SHARES. No offer to purchase or to sell shares of Common Stock shall be deemed to be a valid offer under this Section 4 unless the purchase price of such offer is payable in cash or securities that can be readily valued by reference to quoted trading prices. The purchase price of shares upon exercise of an option under this Section 4 in respect of a Notice which specifies only cash as the form of consideration shall be payable only in cash.

    4.08 MERGER TRANSACTION. Subject to any applicable provisions of the Certificate of Incorporation or any loan agreement or instruments to which ARAMARK is a party, ARAMARK may enter into any agreement of merger to merge with or into any other corporation; and, in such event, Sections 4.01 through 4.07 of this Agreement shall not be applicable to such merger and all shares may be transferred for such consideration as approved by the Board of Directors and the Stockholders in accordance with applicable law.

    4.09 TRANSFERS IN A PUBLIC OFFERING. In the event a request is made under Section 2.1 of the Registration Rights Agreement for a demand registration, then the procedures set forth in Sections 4.02 through
4.05 shall be modified in the following respects:

         (A) Such request shall also provide the information required to be stated in a Seller's Notice, and shall also constitute a Seller's Notice.

         (B) Prior to the expiration of the 21 day period under the Registration Rights Agreement within which ARAMARK is to file a registration statement covering the shares the holder of which requested a demand registration, ARAMARK shall have the irrevocable and exclusive option to buy all (and only all) of the Offered Investors' Shares at the First Offer Investors' Price, which shall be the proposed public offering price after reduction for commissions, discounts and the like.

         (C) In the event the public offering price (after reduction for commissions, discounts and the like) is more than 10% lower than the First Offer Investors' Price, or the number of shares included in the offering is reduced to less than 75% of the shares as to which the Seller's Notice was delivered (otherwise than by reason of a cut down by the Underwriter) then Section 4.04 shall apply,

                                  A-6
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT but such section shall not otherwise apply to any sale pursuant to a registration statement.

         (D) In the event all of the Offered Investors' Shares are elected to be purchased, the demand registration shall be held in abeyance pending the closing of such purchase in accordance with this Agreement.

5.  PUT OF SHARES UPON DEATH, COMPLETE DISABILITY OR NORMAL
    RETIREMENT.

    5.01 PUT IN EVENT OF DEATH, COMPLETE DISABILITY OR NORMAL RETIREMENT. Subject to any instruments or agreements of ARAMARK from time to time in effect restricting or otherwise governing the repurchase or retirement of shares of ARAMARK's capital stock (the "LOAN AGREEMENTS") and to applicable law, unless a Call pursuant to Section
6.01 shall have been exercised by ARAMARK, upon the death, Complete Disability or Normal Retirement of any Investor Group member, at the option of such Investor Group member, such Investor Group member's estate, heirs or personal representative, and such Investor Group member's Permitted Transferees (other than Permitted Transferees specified in Section 3.01(A)(ii)) (collectively, the "HOLDERS" of such Investor Group member's shares) and within 30 days of receipt by ARAMARK of a Seller's Notice from such Holders, which notice must be given within 30 days from the date of the appointment of a personal representative of such Investor Group member, the date he or she became Completely Disabled, or the date of his or her Normal Retirement, ARAMARK shall purchase from such Holders the shares of Common Stock held by such Holders specified in such Seller's Notice up to 30% of such shares so held at a purchase price determined in accordance with Section
5.02. ARAMARK shall be under no obligation to purchase such shares unless it shall have received a Seller's Notice from such Holders in accordance with this Section 5.01.

    5.02 PURCHASE PRICE OF PUT SHARES. The purchase price for the shares of Common Stock purchased pursuant to Section 5.01 shall be the Appraisal Price of (an equivalent number of) shares of Class B Common Stock, for the shares of a Holder of a Management Investor's shares, and shall be the Appraisal Price of shares of Class A Common Stock for the shares of a Holder of an Individual Investor's shares. ARAMARK shall satisfy its obligation to purchase shares upon the exercise of any Put granted under Section 5.01 with cash.

6.  CALL OF SHARES UPON TERMINATION OF EMPLOYMENT.

    6.01 CALL IN EVENT OF TERMINATION. Unless the shares of Common Stock held by a Management Investor and his or her Permitted Transferees have been earlier sold pursuant to Section 4 (rights of first offer and reoffer), including the earlier recording of the transfer of such shares on the books of ARAMARK, ARAMARK shall have an exclusive and irrevocable option, at any time and from time to time during the period of 10 years following the termination of employment of such Management Investor for any reason whatsoever (including without limitation death, Complete Disability or Normal Retirement) to make a purchase or purchases of up to all of the shares of Common Stock owned by such Management Investor and his or her Permitted Transferees, at a purchase price, with respect to any such exercise, determined in accordance with Section 6.02.

    6.02 PURCHASE PRICE. The purchase price per share for any shares of Common Stock purchased pursuant to Section 6.01 shall be the lesser of
(i) the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the time ARAMARK gives notice that it is exercising its Call option and (ii) the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the date of termination of employment, plus in the case where ARAMARK gives notice it is exercising its Call option more than 120 days after the date of termination of employment, 8% simple interest on such amount from the date of termination of employment through the date ARAMARK gives notice that it is exercising its Call option. ARAMARK shall satisfy its obligations to purchase shares upon the exercise of such Calls with cash up to the least of $100,000, or the Management Investor's highest annual base salary as an employee of ARAMARK, or 10% of the aggregate purchase price for such Called shares and, at the Company's option, with cash and/or Promissory Notes valued at their principal amount for the remainder.

7.  INVOLUNTARY TRANSFER OF SHARES.

    7.01 CERTAIN INVOLUNTARY TRANSFERS; SELLER'S NOTICE. Except for involuntary transfers (by foreclosure or otherwise) to ARAMARK of shares of Common Stock pledged to ARAMARK, in the event a Stockholder shall involuntarily transfer directly or indirectly any or all of his or her shares, for any reason other than as a result of those events

                                  A-7
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT specified in Section 6, such Stockholder shall give written notice within 30 days of such involuntary transfer (the "STOCKHOLDER NOTICE") to ARAMARK, with a copy to the Transferee, stating the fact that the involuntary transfer occurred, the reason therefor, the date of the transfer, the name and address of the Transferee and the number of shares acquired by the Transferee (the "ACQUIRED SHARES"). For purposes of this
Section 7 an involuntary transfer shall include, without limitation, a court-ordered transfer, constructive trust or other device designed to transfer economic benefit of share ownership.

    7.02 RIGHT TO REPURCHASE. For a period of 60 days from the date of receipt of the Stockholder Notice or, failing receipt of such notice, 60 days from the date ARAMARK sends written notice to the Transferee that the transfer is deemed to be an involuntary transfer subject to repurchase under this Agreement, ARAMARK shall have an irrevocable and exclusive option to buy all of the Acquired Shares, exercisable in the same manner as provided in Section 4.01, and the provisions of such applicable Section shall be followed in their entirety except that the purchase price shall be as provided in Section 7.03.

    7.03 PURCHASE PRICE. The purchase price for shares purchased pursuant to Section 7.02 shall be payable in cash and shall be equal to the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the time ARAMARK gives notice that it is exercising its Call option.

8.  LIMITED ACCESS TO INFORMATION.

    8.01 NO DUTY TO DISCLOSE INFORMATION. Each of the parties to this Agreement acknowledges and agrees that it is in the best interests of ARAMARK and the Stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment and otherwise), and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the Common Stock. Each of the parties to this Agreement acknowledges and agrees that, at the time of a sale by a Stockholder of shares of Common Stock pursuant to this Agreement, there may have occurred or be proposed or pending an event or a transaction that could affect the Appraisal Price of the Common Stock, and that the Appraisal Price of the Common Stock (and, accordingly, the repurchase price) may be substantially less than the fair market value as of the current date, and further acknowledges and agrees that ARAMARK may have valid business reasons not to, and in any case shall not be required to, disclose any event or transaction that may have occurred or be proposed or pending at the time of any such sale.

    8.02 SALE OF ARAMARK FOLLOWING CALL. In the event that any entity, person, or any group of persons acting in concert (excluding the Management Investors as a group), acquires in any manner shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock or in the event of the redemption or repurchase of all the shares of Common Stock in connection with a sale of all or substantially all the assets of ARAMARK, or the winding up, dissolution or liquidation of ARAMARK, within 90 days from the date of a sale pursuant to Section 6.01 then, subject to the Loan Agreements, ARAMARK and/or the purchaser of such shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock shall pay to the Holders whose shares have been so purchased the excess, if any, of the amount per share realized by ARAMARK's stockholders upon such acquisition, redemption, repurchase, winding up, dissolution or liquidation over the purchase price per share paid to such Holders pursuant to Section 6 less the interest paid on any Promissory Notes paid as consideration for such stock and less a financing cost for carrying such stock for any cash received, based on an interest rate equal to the rate paid by ARAMARK under the Loan Agreements at the date of payment hereunder, for the period from the date of payment to such Holders pursuant to Section 6 to the date of such acquisition, redemption, repurchase, winding up, dissolution or liquidation, for each share purchased by ARAMARK. Determination of whether or not any such payment is appropriate, and the amount of such payment, shall be made by the Board of Directors; and such determination shall be conclusive and binding on all parties hereto.

9. NO RIGHT TO CONTINUED EMPLOYMENT. Neither this Agreement nor the ownership of Common Stock by a Management Investor shall confer upon any Management Investor any right to continue in the employ of ARAMARK or any of its Subsidiaries or limit in any respect the right of ARAMARK or its Subsidiaries to terminate his or her employment at any time.

                                  A-8
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

10.  CLOSING.

    10.01 CLOSING DATE; PURCHASE PRICE. Any selling Stockholder and ARAMARK, as purchaser, of shares of Common Stock pursuant to Section 4, 5, 6 or 7 shall mutually determine a closing date (the "CLOSING DATE") which, unless this Agreement otherwise explicitly provides, shall be not more than 60 business days after ARAMARK gives notice that it will purchase such shares; provided, however, that absent agreement, the Closing Date shall be the business day determined by ARAMARK. In respect of shares of Common Stock distributed by any employee benefit plan upon termination of employment, the Closing Date shall be such date selected by ARAMARK consistent with the orderly administration of such plan.

    Notwithstanding anything in this Agreement to the contrary, the Closing Date may be delayed in any case in which ARAMARK cannot, in compliance with the Loan Agreements or applicable law, purchase any shares of Common Stock that it is otherwise obligated to purchase until the earliest practicable date when such closing may be effected in compliance with such Loan Agreements or applicable law. The closing shall be held at 11:00 a.m., local time, at the offices of ARAMARK or at such other time or place as the parties may agree.

    The determination date of the Appraisal Price shall be appropriately changed if the Closing Date is delayed in accordance with the foregoing paragraph.

    10.02 SHARES NO LONGER OUTSTANDING. If a selling Stockholder shall fail to deliver the certificates representing the shares of Common Stock to be sold or shall otherwise fail to perform any obligation required to be performed at the closing and ARAMARK shall have been ready to purchase such shares at the closing, then effective at the closing, such shares shall no longer be deemed to be outstanding, and all rights of the holder thereof as stockholder of ARAMARK (except the right to receive from ARAMARK the purchase price therefor) shall cease.

    10.03 DELIVERIES AT CLOSING; METHOD OF PAYMENT OF PURCHASE PRICE.
On the Closing Date, any selling Stockholder shall deliver certificates with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Common Stock to be purchased, and ARAMARK, as purchaser shall deliver to such Stockholder the purchase price which is payable in cash (or by wire transfer or check) and the other consideration, if any, to be given in exchange for such shares. In addition, if the person selling shares is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his or her appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Code discharging the shares being sold from liens imposed by the Code and (iii) an estate tax waiver issued by the state of the decedent's domicile.

11. TERM. The terms and provisions of this Agreement which relate to Management Investors may be terminated by an instrument in writing signed by Management Investors who hold, in combination with their Permitted Transferees, at least the majority of the Common Stock held by Management Investors and their Permitted Transferees and by ARAMARK.
The terms and provisions of this Agreement which relate to Outside Investors shall terminate on April 7, 2008 or, if earlier, on the closing date of the first to occur of (i) any merger or other business combination of ARAMARK with or into any other corporations, except a merger or other business combination in which the stockholders of ARAMARK immediately prior thereto constitute more than a majority of the stockholders (by value of equity securities held) following such merger, and (ii) the sale of shares of Class A Common Stock to the public pursuant to an underwritten, registered public offering under the Securities Act of 1993, as amended (the "SECURITIES ACT") as a result of which offering the public (including for this purpose all purchasers in the underwriting irrespective of any relationship with ARAMARK) owns 10% or more of the outstanding shares of Class A Common Stock, provided such shares have a fair market value equal to at least $25,000,000 at the time of the offering.

    Notwithstanding the foregoing, the restrictive terms and provisions set forth herein with respect to the rights and obligations of Management Investors shall terminate, effective upon or after the occurrence of a public offering pursuant to clause (ii) above, to the extent the existence of such terms and provisions would impair the ability of ARAMARK to list its Common Stock on the New York Stock Exchange or, in the written opinion of the lead underwriter, significantly impair the value of the Common Stock proposed to be sold in a public offering.

                                  A-9
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

12. REGISTRATION OF COMMON STOCK. In the event of any registration under the Securities Act and public offering of Common Stock, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase the authorized number of shares of Common Stock and, if necessary, to subdivide the outstanding shares of Common Stock of ARAMARK, in both instances as recommended by a majority of the members of the Board in order to effectuate such public offering.

13. INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

14. NOTICES. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either personally, or by mailing the same in a sealed envelope, first-class mail, postage prepaid, addressed to ARAMARK at its principal offices to the attention of the General Counsel and to the other parties at their addresses reflected in the stock records of ARAMARK, or sent by telegram, telex, telecopy or similar form of telecommunication. Each Stockholder, by written notice given to ARAMARK in accordance with this
Section 14 may change the address to which notices, statements, instructions or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of mailing.

15. COOPERATION. ARAMARK agrees that it will use all reasonable efforts under the circumstances to help any Stockholder desiring to dispose of its Common Stock pursuant to the provisions of this Agreement to do so.

16.  MISCELLANEOUS.

     16.01 SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. The provisions of this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.
If any Transferee of any Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

     ARAMARK may assign to any other Person its rights with respect to any specific transaction pursuant to Section 4, 5, 6 or 7, provided that Person complies with the provisions of Section 2.03.

     16.02 GOVERNING LAW. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed in such State.

     16.03 HEADINGS. Paragraph headings are inserted herein for convenience only and do not form a part of this Agreement.

     16.04 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by the holders of at least three-fourths of the Common Stock held by the Institutional and Individual Investors (taken as a whole), and by Management Investors who hold (in combination with their Permitted Transferees) at least a majority of the Common Stock held by Management Investors and their Permitted Transferees, and by ARAMARK. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of ARAMARK to meet within 30 days following such amendment or modification or as soon thereafter as is practicable for the purpose of amending the Certificate of Incorporation and By-Laws of ARAMARK, as may be required as a result of such amendment or modification, and proposing such amendments to the stockholders of ARAMARK entitled to vote thereon, and such action shall be the

                                  A-10
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT first action to be taken at such meeting.

    This amended and restated Agreement shall become effective upon the later of (i) December 14, 1994 and (ii) the date ARAMARK has received and holds duly executed (and not previously rescinded) instruments in writing approving such amended and restated Agreement from the required parties as provided in this Section 16.04.

    16.05 INSPECTION. A copy of this Agreement shall be filed with the Secretary of

    ARAMARK and kept with the records of ARAMARK and shall be made available for inspection by any stockholder of ARAMARK at the principal offices of ARAMARK.

    16.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                        [Signature Pages Omitted]

                                  A-11
              AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                                               EXHIBIT A
                                                (to Amended and Restated
                                                Stockholders' Agreement)


    THIS NOTE IS NOT TRANSFERABLE UNLESS AS A CONDITION PRECEDENT TO THE EFFECTIVENESS OF ANY TRANSFER THE PAYEE HAS OBTAINED THE WRITTEN
          CONSENT OF THE COMPANY AS TO THE PROPOSED TRANSFER.


                       $_________________________


                                              Philadelphia, Pennsylvania
                                              ____________________, 19__


                     SUBORDINATED INSTALLMENT NOTE

    1. For value received, ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation (the "COMPANY"), hereby promises to pay to __________ (the "PAYEE") the sum of $_____ in _______ equal, annual installments of $______ and one final installment of $______ on each [April/October] 15 commencing on [April/October] 15, 19__, and to pay simple interest at the rate of ___% per annum on the unpaid balance thereof, semi-annually in arrears on each April 15 and October 15.

    2. The Payee may not sell, assign or otherwise transfer or encumber any portion of this Note or interest herein without first procuring the written consent of the Company, which consent the Company is under no obligation to provide. No transfer of this Note shall be effective unless such transfer is in compliance with the foregoing, including the requirements set forth in the legend provided for above.

    3. Both the principal of this Note and interest thereon are payable in lawful money of the United States of America at 1101 Market Street, Philadelphia, PA 19107, or such address of any subsequent principal executive office of the Company within the United States of America as the Company shall designate in writing to the Payee, or at the option of the Company, by check mailed to the Payee at such address for the Payee as is indicated on the books of the Company.

    4. This Note may be prepaid in full, or in part, any time, without premium or penalty. All prepayments shall be applied first to accrued interest and then to installments of principal in the order of their maturities.

    5. The indebtedness evidenced by this Note and the payment of the principal of and interest on this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

    5.1 "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest and any other amounts due on (1) all Indebtedness incurred, assumed or guaranteed by the Company, either before or after the date hereof, (excluding any debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to this Note), including, without limitation, (a) any amount payable with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the date hereof or at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, or assumed or guaranteed by, directly or indirectly, the Company, required to be reflected as a liability on the face of the balance sheet of the Company, (b) any amounts payable in respect to any interest rate exchange agreement, currency exchange agreement or similar agreement and
(c) any subordinated indebtedness of a corporation merged with or into or acquired by the Company; and (2) any renewals or extensions or refunding of any such Senior Indebtedness or evidences of indebtedness issued in exchange for such Senior Indebtedness.

    5.2 "INDEBTEDNESS" means (a) all items, except items of capital stock or of surplus or of general contingency reserves or of reserves for deferred income taxes, which in accordance with generally accepted accounting principles in effect on the date hereof should be included in determining total liabilities as shown on the liability side of a balance sheet of the Company as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by the Company, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which the Company has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds or otherwise to become liable directly or indirectly with respect thereto, including, without limitation, indebtedness arising out of the sale or transfer of accounts or notes receivable or any moneys due or to become due.

    6. In the event of any dissolution, winding up, liquidation or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any readjustment of debt, arrangement or composition among creditors or any other marshalling of the assets and liabilities of the Company or otherwise), then holders of Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment or distribution, directly or indirectly (including by way of set off) is made upon the principal of or interest on this Note, and to that end the holders of Senior Indebtedness shall be entitled to receive in payment thereof any payment or distribution of assets of the Company, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of this Note. The Payee irrevocably authorizes, empowers and directs all receivers, custodians, trustee, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries. Notwithstanding any statute, including without limitation the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of the holders of the Senior Indebtedness to have all of the Senior Indebtedness paid and satisfied in full prior to the payment of any amounts due the payee under this Note shall include, without limitation, the right of the holders of the Senior Indebtedness to be paid in full all interest accruing on the Senior Indebtedness due them after the filing of any petition by or against the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in paragraph 6 hereof, prior to the payment of any amounts in respect of the Note, including, without limitation, any interest due to the Payee accruing after such date.

    7. No payment, directly or indirectly (including by way of set off), shall be made by the Company with respect to the principal of or interest on this Note if (i) an event of default has happened with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which if occurring prior to the stated maturity of such Senior Indebtedness, permits holders thereof upon the giving of notice or passage of time, or both, to accelerate the maturity thereof ("SENIOR INDEBTEDNESS DEFAULT") and has not been cured, (ii) a payment by the Company to or for the benefit of Payee would, immediately after giving effect thereto, result in a Senior Indebtedness Default, or (iii) full payment of all amounts then due for principal of (or premium, if any), interest or any other amounts due on Senior Indebtedness shall not then have been made or duly provided for. Upon the occurrence of any events described in (i), (ii) or (iii) described above, notwithstanding any event of default under this Note by the Company, the Payee may not accelerate the maturity of all or any portion of this Note, or take any action towards collection of all or any portion of this Note or enforcement of any rights, powers or remedies under this Note, or applicable law until the earlier of the date on which a Senior Indebtedness Default (or in the case of (iii) required payments shall have been duly provided for) have been cured or such Senior Indebtedness has been paid in full.

    8. In the event that, notwithstanding the foregoing, the Company shall make any payment prohibited by Section 6 or 7, then, except as hereinafter in this Section otherwise provided, unless and until any such Senior Indebtedness Default shall have been cured or waived or shall cease to exist, such payment shall be held in trust for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture

                                   2
       EXHIBIT A TO AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT under which any instrument evidencing the Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of such Senior
Indebtedness.

    9. Subject to the payment in full of all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until this Note shall be paid in full, and no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the Payee, or by or on behalf of the Payee, shall as between the Company and the Payee, be deemed to be a payment by the Company to or for the account of holders of Senior Indebtedness.

    10. No holder of Senior Indebtedness shall be prejudiced in his or her right to enforce subordination of this Note by any act on the part of the Company. The above provisions in regard to subordination are intended solely for the purpose of defining the relative rights of the Payee on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Payee, the obligation of the Company, which is absolute and unconditional, to pay to the Payee, subject to the rights of the holders of Senior Indebtedness, the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, subject to the rights, if any, under the above subordination provisions, of holders of Senior Indebtedness to receive cash, property or securities of the Company payable in respect thereof.

    11. The principal of this Note and accrued unpaid interest thereon shall (if not already due and payable) upon written demand by the Payee become due and payable forthwith, if there shall have been a default in the payment of any interest on, or principal of, this Note when it becomes due and payable (but only if such payment is not prohibited by the provisions of this Note), and such default shall have continued for a period of 30 days after written notice of such default shall have been given to the Company and shall be continuing at the time of such written demand.

    12. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights under this Note shall operate as a waiver of any rights of the Payee.

    13. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered, or deposited in the mails, first-class, postage prepaid, or delivered to a telegraph office for transmission, if to the Payee, at such address for the Payee as is indicated on the books of the Company or if to the Company, at the address of the principal executive offices of the Company as provided above.

    14. This Note shall be governed by the laws of the State of Delaware.



                                       ARAMARK CORPORATION


                                       By: ______________________
                                                  Treasurer


21761


                                   3
       EXHIBIT A TO AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                                                           SPO

                        GENERAL INSTRUCTIONS TO FORMS


In this section, you will find the forms that you will need in order to complete all of your stock-related transactions. Several copies of each form have been included. These forms have been color-coded for ease of reference. As you complete the forms, have your Ownership Statement (enclosed) handy, as you will need to transfer information from it onto the form(s).

We urge you to carefully read this Prospectus, as well as all of the other materials you have received, so that you will be fully informed of the terms and conditions of the stock purchase program.

-----------------------------------------------------------------------------
| EMPLOYEES BASED IN QUEBEC: En signant le formulaire d'exercice d'option, | | je confirme mon souhait expres que tous les documents, certificts, avid | | et conventions directement ou indirectement, relies a l'acquisition de | | valeurs mobilieres d'ARAMARK (incluant le formulaire d'exercice d'option) |
| et tous les documents qui y sont integres par renvoi (incluant la         |
| convention entre actionnaires) soient rediges en langue anglaise.         |
-----------------------------------------------------------------------------

---------------------------------------------------------------
             METHODS OF PAYMENT FOR STOCK PURCHASES
---------------------------------------------------------------
                                    INTERNAL
               CASH                 MARKET
---------------------------------------------------------------
WHO IS         All grant holders.   All owners who have held
ELIGIBLE?                           shares at least 6 months
                                    from purchase.
---------------------------------------------------------------
WHAT IS IT?    Payment in full at   Selling shares back to
               the time of          the company and applying
               exercise.            all or part of the
                                    proceeds toward the
                                    purchase of more shares.
---------------------------------------------------------------

THE FOLLOWING CHART LISTS THE FORMS TO BE COMPLETED AND RETURNED
ACCORDING TO THE INSTRUCTIONS AT THE BACK OF THE EXERCISE FORM.

---------------------------------------------------------------------------------------------------------
FOR THIS TRANSACTION...  |     COMPLETE AND SUBMIT THESE FORMS...      |      AND ALSO SEND IN...
-------------------------|---------------------------------------------|---------------------------------
                         |               |              |    DIRECT    |              |
                         |    EXERCISE   |              |    DEPOSIT   |              |     STOCK
                         |     FORM(1)   |   INTERNAL   | AUTHORIZATION|     YOUR     | CERTIFICATES OR
                         |      OR       |    MARKET    |   FORM FOR   | CHECK PAYABLE|  CONFIRMATION
                         |  PERSONALIZED |   REQUEST    |   INTERNAL   |  TO ARAMARK  |   STATEMENTS
                         |    EXERCISE   |  FORM/WORK-  |    MARKET    |    FOR ANY   |  FOR SHARES TO
                         |      FORM     |  SHEET(2)(3) |   SALES(5)   |  BALANCE(4)  |    BE SOLD
-------------------------|---------------|--------------|--------------|--------------|------------------
Stock Exercise           |               |              |              |              |
(Purchase)               |  (checkmark)  |              |              | (checkmark)  |
-------------------------|---------------|--------------|--------------|--------------|------------------
Stock Sale(3) (If        |  (checkmark)  | (checkmark)  | (checkmark)  | (checkmark)  |  (checkmark)
applied to purchase)     |               |              |              |              |
---------------------------------------------------------------------------------------------------------

(1) Complete a separate form for each exercise or use the Personalized Exercise form supplied to you.

(2) For multiple transactions, compile onto one form from Prospectus per registered owner. (Note: If shares are held jointly in your and your spouse's names, that is considered as one owner.)

(3) Compile onto one form per requested owner. If you are not applying proceeds toward a purchase, only submit the Internal Market form and the Stock Certificate(s) (or Confirmation Statement) for the shares you are selling.

(4) Contact the individual listed for your country on Page B-4.

(5) U.S. employees only.

SEE PAGE B-4, OR REVERSE OF EXERCISE FORM, CONTACT LIST AND MAILING INSTRUCTIONS, FOR PAYMENT AND MAILING INSTRUCTIONS AS WELL AS THE DATE THAT YOUR EXERCISE FORMS AND PAYMENT MUST BE RECEIVED BY ARAMARK OR YOUR COUNTRY'S HEADQUARTERS, IF APPLICABLE.

                    (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                           SPO

                      EXERCISE FORM - SEE GENERAL INSTRUCTIONS, PAGE B-1
                           SECTION I -  WORKSHEET (EXPIRES 1/15/00)

------------------------------------
| DETERMINING YOUR COST FOR SHARES |
------------------------------------
  DEFINITION                               SOURCE
  ----------                               ------
  Grant Date ............................. Ownership Statement .......................  1 ______
  Number of Shares Now Exercisable ....... Ownership Statement .......................  2 ______
  Grant Price Per Share .................. Ownership Statement .......................  3 $_____
  Number of Shares You Want To Exercise .. Minimum 100 - Maximum can't exceed Line 2-   4 ______
                                           MUST EXERCISE IN 100 SHARE INCREMENTS......
     TOTAL COST OF SHARES ................ Line 3 x Line 4 ...........................  5 $_____

-------------------------------------
| CALCULATING YOUR TAX WITHHOLDINGS |
-------------------------------------
  Current Appraisal Price Per Share
  (December 1999 Quarterly Appraisal) ...  ...........................................  6 $15.20
  Appraisal Price x Shares Exercised ....  Line 5 x Line 6 ...........................  7 $_____
  Total Appreciation Subject To Taxes ...  Line 7 - Line 5 ...........................  8 $_____
  Total Withholding Tax Due At Purchase..  Line 8 x .38 (Canada-based employees enter "0") ................................  9 $_____
     TOTAL AMOUNT DUE ...................  Line 5 + Line 9 ........................... 10 $_____

------------------
| SELLING SHARES |
------------------
  Proceeds From Internal Market To Be
  Applied To Exercise - Enclose
  certificates & green worksheet ........  Line 5, enclosed green Internal Market
                                           Worksheet ................................. 11 $_____

--------------------
| EXERCISE SUMMARY |
--------------------
  TOTAL CASH DUE (Everyone Must Complete): Line 10 - Line 11 ......................... 12 $_____
  EMPLOYEES OUTSIDE THE U.S. AND CANADA:
  Currency Exchange Rate* ...............  Units of your country's currency per U.S. Dollar ........................... 13 ______

  EMPLOYEES OUTSIDE THE U.S. AND CANADA:
  Total Cash Due ........................  Line 12 x Line 13 (Local Currency)......... 14 ______
  (Send Check For This Amount In Your Own Country's Currency To
  The Contact Person Listed On Page B-4)

------------------------------------------------------------------------------------------------
             COMPANY USE ONLY FOR EMPLOYEES OUTSIDE THE U.S. AND CANADA (OPTIONAL)
             ----------------------------------------------------------

  Withholding Tax Paid By Employee ......  Lesser of Line 9 and Line 12 .............. 15 $_____
  Withholding Tax Payable By
  Parent Company ........................  Line 9 - Line 15 .......................... 16 $_____
  Withholding Tax Payable To
  Local Government ......................  Line 13 x (Line 15 + Line 16)
                                           (Local Currency) .......................... 17 ______
  Purchase Price Paid By Employee .......  Line 12 - Line 15 ......................... 18 $_____
  Net Due To (From) Parent Company ......  Line 18 - Line 16 ......................... 19 $_____
  Employee's Taxable Income From Exercise  Line 8 x Line 13 (Local Currency) ......... 20 ______
------------------------------------------------------------------------------------------------
*Available from contact listed on page B-4, or reverse side of the Exercise Form for Contact
 List and Mailing Instructions.



                  SECTION II - REGISTRATION AND SIGNATURES

SHARES MUST BE REGISTERED INITIALLY EITHER IN YOUR NAME OR IN THE NAMES OF YOU AND YOUR SPOUSE, AS JOINT TENANTS. IF SHARES ARE TO BE REGISTERED JOINTLY IN THE NAMES OF BOTH YOU AND YOUR SPOUSE, YOU MUST PRINT BOTH NAMES BELOW, ENTER BOTH OF YOUR SOCIAL SECURITY NUMBERS, IF APPLICABLE, AND YOU BOTH MUST SIGN. YOUR SHARES WILL BE REGISTERED TO THE ADDRESS TO WHICH THE PROSPECTUS CONTAINING THE EXERCISE FORM WAS MAILED. IF YOU HAVE MOVED OR THE ADDRESS IS OTHERWISE INCORRECT, PLEASE COMPLETE AND RETURN THE BLUE ADDRESS CHANGE CARD.

I/We hereby represent, warrant, and agree as follows:

A. I/We have received and read copies of (a) the Prospectus dated
   December 1, 1999, including the Amended and Restated Stockholders' Agreement and (b) ARAMARK's annual report on Form 10-K.

B. I/We have full power and authority to enter into the Amended and Restated Stockholders' Agreement.

C. By signing below, I/We hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.

D. I/We will, upon request, execute any additional documents necessary or desirable for me/us to become a party to the Amended and Restated Stockholders' Agreement.

E. By signing below, I/we agree to permit additional amounts to be withheld and/or refunded in subsequent pay periods to meet tax withholding calculated by the company.

PRINT NAME(S)         SIGNATURE(S)         SOCIAL SECURITY NUMBER    DATE
____________________  ___________________  ________________________  _________
____________________  ___________________  ________________________  _________
HOME PHONE #: ___________________  BUSINESS PHONE #: _________________
BUSINESS UNIT: __________________  COMPONENT #: ______________________

SEE PAGE B-4, OR REVERSE SIDE OF THIS FORM, CONTACT LIST AND MAILING INSTRUCTIONS, FOR PAYMENT AND MAILING INSTRUCTIONS AS WELL AS THE DATE THAT YOUR EXERCISE FORMS AND PAYMENT MUST BE RECEIVED BY ARAMARK OR YOUR COUNTRY'S HEADQUARTERS, IF APPLICABLE.

11/99                                             EXPIRATION: JANUARY 15, 2000

                    CONTACT LIST AND MAILING INSTRUCTIONS

EMPLOYEES IN THE UNITED STATES, PUERTO RICO, VIRGIN ISLANDS, AND CANADA - Exercise materials must be received by ARAMARK by January 15, 2000. Payment must be made to ARAMARK in U.S. dollars.

CONTACT:                       MAIL TO:
Shareholder Services Group     First Union National Bank, N.A.,
1-888-96-OWNER                 Shareholder Services Group
(1-888-966-9637)               ... at one of the following addresses:

                               IF USING REGULAR MAIL:
                                    P. O. Box 13675
                                    Philadelphia, PA  19101-9024

                               IF USING CERTIFIED/RETURN RECEIPT OR
                               OVERNIGHT MAIL:
                                    123 South Broad Street, MCPA 1328
                                    Philadelphia, PA  19109

------------------------------------------------------------------------------

For the countries listed below, contact the representative indicated to obtain the exchange rate and specific instructions regarding your stock transactions. Exercise materials and payment must be received by that ARAMARK location no later than January 10, 2000.

UNITED KINGDOM AND SCOTLAND
---------------------------
Contact: Gordon Campbell                Mail to: Gordon Campbell
   Phone: 011-44-1189-596761               ARAMARK Plc
   FAX: 011-44-1189-580039                 Honey End Lane, Tilehurst,
E-Mail: Campbell-Gordon@aramark.co.uk      Reading, Berks RG30 4QL, England

GERMANY AND CZECH REPUBLIC
--------------------------
Contact: Uli Boepple                    Mail to: Uli Boepple
   Phone: (xx49/61-02) 745-280             ARAMARK GmbH
   FAX: (xx49/61-02) 745-200               Martin - Behaim - Strasse 6,
E-Mail: uli.boepple@aramark.de             63263 Neu Isenburg, Germany

BELGIUM
-------
Contact: Jean-Paul Fajgenblat           Mail to: Jean-Paul Fajgenblat
   Phone: 02/663.49.40                     ARAMARK Belgium
   FAX: 02-663.49.60                       Europe House, Rue Maurice
E-mail: Jean-Paul.Fajgenblat@aramark.be    Charlent, 53, 1160
                                           BRUXELLES, Belgium

MEXICO
------
Contact: Jorge Dominguez                Mail to: Jorge Dominguez
   Phone: 011-525-281-5080                 ARAMARK , Mexico, S.A. De C.V.
   FAX: 011-525-280-9661                   Alejandro Dumas 145, Colonia Palanco
E-Mail: dominguez-jorge@aramark.com.mx     11560, Mexico, D.F.

SPAIN
-----
Contact:  Miguel A. Vazquez             Mail to: Miguel A. Vazquez
   Phone: 011-34-93-240-2141               ARAMARK Spain
   FAX: 011-34-93-240-2450                 c/.Aribau, 200-210
E-Mail: mavazquez@aramark.es               E-08036 BARCELONA, Spain

                                                                           SPO

                SECTION I - INTERNAL MARKET SALE REQUEST FORM
                    (USE ONE FORM PER REGISTERED OWNER.)

INSTRUCTIONS: In this Section, you will be listing the certificate number(s) shown on the Certificate Profile Report that you are enclosing, indicating the number of shares listed on each, and the number of shares you would like to sell.

NAME(S) (PLEASE PRINT):                ACCOUNT # ("HID" NUMBER ON CERTIFICATE
                                                 PROFILE REPORT):
-------------------------------------  --------------------------------------
|                                   |  |                                    |
|                                   |  |                                    |
|  ------------------------------   |  |  -------------------------------   |
-------------------------------------  --------------------------------------
-----------------------------------
| SALE OF COMMON SHARES - CLASS B |
-----------------------------------

                                                        NO. OF SHARES TO
                                  NO. OF SHARES SHOWN   BE SOLD FROM THIS
  LINE      CERTIFICATE/RECEIPT   ON THE CERTIFICATE      CERTIFICATE/
   NO.        NUMBER ENCLOSED       PROFILE REPORT       RECEIPT NUMBER
  ----      -------------------   -------------------   -----------------
Example:         U99-1234*              1,000                  750

-------------------------------   -------------------   -----------------
   1    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
   2    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
   3    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
   4    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
   5    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
   6    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
   7    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
   8    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
   9    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
--------|---------------------|   |-----------------|   |---------------|
  10    |                     |   |                 |   |               |
        |                     |   |                 |   |               |
-------------------------------   -------------------   -----------------
                                  TOTAL SHARES SHOWN    TOTAL SHARES TO
                                  (ADD LINES 1          BE SOLD (ADD LINES
                                  THROUGH 10)           1 THROUGH 10)
                                  -------------------   -----------------
                                A |                 | B |               |
                                  -------------------   -----------------
                                                        (COPY B TO LINE 1
                                                        ON REVERSE SIDE)-->
-----------------------------------------------------
TOTAL COMMON SHARES LEFT      |   |                 |
OVER (A - B = C)              | C |                 |
-----------------------------------------------------

NOTE: Shares used in a stock-for-stock exchange or purchased within the prior six (6) months CANNOT be sold.

*Shares that do not begin with a "U" are certificated and stock certificates
 MUST BE ATTACHED.

         COMPLETE SECTIONS II AND III ON REVERSE SIDE OF THIS FORM.

FORM: B                                           EXPIRATION: JANUARY 15, 2000

                                                                           SPO

      SECTION II - INTERNAL MARKET WORKSHEET - SEE GENERAL INSTRUCTIONS PLEASE COMPLETE THE REVERSE SIDE FIRST. (USE ONE FORM PER REGISTERED OWNER.)

-------------------------                               ----------------------
| SALE OF COMMON SHARES |                     ACCOUNT # |                    |
-------------------------                               ----------------------
1 Number of Common Shares to be Sold
  (Section I - Line B): ............................. 1
2 Sale Price Per Common Share (December 1, 1999
  Appraisal Price): ................................. 2  $15.20
3 Total Sale Price of Common Shares
  (Line 1 x Line 2) .................................               3   $_____

NOTE: IF SHARES TO BE SOLD ARE PLEDGED UNDER A PRIOR DEFERRED PAYMENT
      OBLIGATION, LINES 4A, B, AND C MUST ALSO BE COMPLETED.

----------------------------------
| DISTRIBUTION OF TOTAL PROCEEDS |
----------------------------------

4 AMOUNT TO BE APPLIED TO PAY OFF RELATED DEFERRED PAYMENT OBLIGATION (write
  "N/A" if not applicable). Call the ARAMARK Shareholder Services Group at 1-888-96-OWNER to obtain the exact amounts of Principal Due and Accrued Interest Due.
  Note number(s) to be paid off ....#______________
  (a) Principal Due:                                  4(A)$_____
  (b) Accrued Interest Due:                           4(B)$_____
  Total Deferred Payment Due (Line 4a + Line 4b):....               4(C)$_____

5 AMOUNT TO BE APPLIED TO THE PURCHASE OF NEW SHARES
  (a) Grant Date:__________ ......................... 5(A)$_____
  (b) Grant Date:__________ ......................... 5(B)$_____
  (c) Grant Date:__________ ......................... 5(C)$_____
  (d) Grant Date:__________ ......................... 5(D)$_____
  (e) Total (Lines 5a + 5b + 5c + 5d): ..............               5(E)$_____

6 AMOUNT TO BE APPLIED TO PAYOFF BANK
  LOAN AT ________________; LOAN #_______________                   6   $_____

7 ESTIMATED CASH BACK TO YOU (Line 3 minus Line 4c
  minus Line 5e minus Line 6) (For both the Deferred
  Payment Program and bank loans, loan payoffs will be
  calculated based on the date the sale is processed.)              7   $_____

8 TOTAL DISTRIBUTION (Line 4c + Line 5e + Line 6 +
  Line 7)  Total must equal Line 3: .................               8   $_____


                 SECTION III - INTERNAL MARKET REQUEST FORM

--------------
| SIGNATURES |
--------------

By signing below, you are offering to sell to ARAMARK the shares indicated on Line 1, subject to the terms and conditions of the Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1999; you are under no obligation to sell; and the offer price is the most recent appraisal price, reflecting the shares' current lack of marketability and is substantially less than it would be if the shares were publicly traded. The Board reserves the right to reduce on a pro rata basis the number of Class B shares sold by all management owners in the Internal Market, depending upon the overall number of Class B shares submitted to the Company for sale. Subject to complying with applicable laws and regulations (including SEC Rule 13e-3), the Company will not repurchase shares of Class B Common stock from any stockholder if the repurchase causes such shares to be held-of-record by less than 300 holders.

PLEASE SIGN BELOW EXACTLY AS YOUR NAME(S) APPEARS ON THE STOCK CERTIFICATE(S) OR CERTIFICATE PROFILE REPORT.

PRINT NAME(S)                     SIGNATURE(S)                   DATE


Mailing Address:  _______________________________________________________
Daytime Phone Number: _________________________
Please indicate payment method you would prefer (if not completed a check will be issued):
Check /___/ (checkbox)   Direct Deposit /___/ (checkbox)
                         (Complete attached Direct Deposit Authorization form.)

THE COMPLETED FORMS AND STOCK CERTIFICATES, IF ANY, MUST BE RECEIVED AT THE SHAREHOLDER SERVICES GROUP NO LATER THAN JANUARY 15, 2000. (IF CERTIFICATES WERE NOT SENT TO YOU FOR THE SHARES, ATTACH A COPY OF THE CERTIFICATE PROFILE REPORT IN LIEU OF CERTIFICATES.) SEND THE FORM(S), STOCK CERTIFICATE(S) OR CERTIFICATE PROFILE REPORT TO: FIRST UNION NATIONAL BANK, N.A., SHAREHOLDER SERVICES GROUP, P.O. BOX 13675, PHILADELPHIA, PA 19101-9024, OR 123 SOUTH BROAD STREET, FLOOR 11-MBO MCPA 1328, PHILADELPHIA, PA 19109. IF YOU ARE SELLING SHARES IN THE INTERNAL MARKET IN ORDER TO EXERCISE AND PURCHASE SHARES, PLEASE REFER TO THE PROSPECTUS CONTACT LIST AND MAILING INSTRUCTIONS.

                                                  EXPIRATION: JANUARY 15, 2000

                  =========================================
                  | DIRECT DEPOSIT AUTHORIZATION FORM FOR |
                  |     ARAMARK INTERNAL MARKET SALES     |
                  =========================================


             *****DIRECT DEPOSITS CAN ONLY BE MADE INTO ACCOUNTS
                      HELD AT UNITED STATES BANKS*****

       Please attach a voided check and fill in the information below.


PLEASE PRINT CLEARLY

-------------------------------------------------------------------------
NAME OF FINANCIAL INSTITUTION                  BANK PHONE NUMBER

------------------------------------
TRANSIT ROUTING NUMBER
                                         --------------------------------
                                         | --> Attach Voided Check Here |
TYPE OF ACCOUNT:                         --------------------------------

CHECKING  /___/ (checkbox)     SAVINGS  /___/ (checkbox)

____________________________________
BANK ACCOUNT NUMBER

_______________________________________________________________________
BANK ACCOUNT NAME (OWNER[S] OF THE BANK ACCOUNT)

=========================================================================
| I /We hereby authorize ARAMARK to initiate a credit entry to my/our   |
| account indicated above.                                              |
|                                                                       |
| _____________________________________________________________________ |
| SIGNATURE OF REGISTERED OWNER OF STOCK                         DATE   |
|                                                                       |
| _____________________________________________________________________ |
| SIGNATURE OF REGISTERED OWNER OF STOCK                         DATE   |
|                                                                       |
| _____________________________________________________________________ |
| DAYTIME PHONE NUMBER                              E-MAIL ADDRESS      |
|                                                                       |
| FIRST UNION NATIONAL BANK WILL CONTACT YOU ONCE YOUR DEPOSIT          |
| HAS BEEN MADE.  AT THAT TIME, PLEASE CONTACT YOUR BANK TO             |
| VERIFY YOU HAVE RECEIVED THE FUNDS.  IF YOUR BANK ADVISES YOU         |
| THAT THE FUNDS HAVE NOT BEEN RECEIVED, YOU SHOULD CALL FIRST          |
| UNION NATIONAL BANK AT 1-888-96-OWNER.                                |
=========================================================================

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